Exhibit 99.2

EARNINGS RELEASE FINANCIAL SUPPLEMENT

FOURTH QUARTER 2011

JPMORGAN CHASE & CO. TABLE OF CONTENTS

Page(s)

Consolidated Results
Consolidated Financial Highlights	2-3
Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Reconciliation from Reported to Managed Summary	7

Business Detail
Line of Business Financial Highlights — Managed Basis	8
Investment Bank	9-12
Retail Financial Services	13-19
Card Services & Auto	20-22
Commercial Banking	23-24
Treasury & Securities Services	25-27
Asset Management	28-32
Corporate/Private Equity	33-34

Credit-Related Information	35-40

Market Risk-Related Information	41

Supplemental Detail
Capital and Other Selected Balance Sheet Items	42
Mortgage Loan Repurchase Liability	43
Per Share-Related Information	44

Non-GAAP Financial Measures	45

Glossary of Terms	46-50

JPMORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS (in millions, except per share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SELECTED INCOME STATEMENT DATA
Reported Basis
Total net revenue	$21,471	$23,763	$26,779	$25,221	$26,098	(10)%	(18)%	$97,234	$102,694	(5)%
Total noninterest expense	14,540	15,534	16,842	15,995	16,043	(6)	(9)	62,911	61,196	3
Pre-provision profit	6,931	8,229	9,937	9,226	10,055	(16)	(31)	34,323	41,498	(17)
Provision for credit losses	2,184	2,411	1,810	1,169	3,043	(9)	(28)	7,574	16,639	(54)
NET INCOME	3,728	4,262	5,431	5,555	4,831	(13)	(23)	18,976	17,370	9

Managed Basis (a)
Total net revenue	22,198	24,368	27,410	25,791	26,722	(9)	(17)	99,767	104,842	(5)
Total noninterest expense	14,540	15,534	16,842	15,995	16,043	(6)	(9)	62,911	61,196	3
Pre-provision profit	7,658	8,834	10,568	9,796	10,679	(13)	(28)	36,856	43,646	(16)
Provision for credit losses	2,184	2,411	1,810	1,169	3,043	(9)	(28)	7,574	16,639	(54)
NET INCOME	3,728	4,262	5,431	5,555	4,831	(13)	(23)	18,976	17,370	9

PER COMMON SHARE DATA
Basic earnings	0.90	1.02	1.28	1.29	1.13	(12)	(20)	4.50	3.98	13
Diluted earnings	0.90	1.02	1.27	1.28	1.12	(12)	(20)	4.48	3.96	13

Cash dividends declared (b)	0.25	0.25	0.25	0.25	0.05	—	400	1.00	0.20	400
Book value	46.59	45.93	44.77	43.34	43.04	1	8	46.59	43.04	8

Closing share price (c)	33.25	30.12	40.94	46.10	42.42	10	(22)	33.25	42.42	(22)
Market capitalization	125,442	114,422	160,083	183,783	165,875	10	(24)	125,442	165,875	(24)

COMMON SHARES OUTSTANDING
Average: Basic	3,801.9	3,859.6	3,958.4	3,981.6	3,917.0	(1)	(3)	3,900.4	3,956.3	(1)
Diluted	3,811.7	3,872.2	3,983.2	4,014.1	3,935.2	(2)	(3)	3,920.3	3,976.9	(1)
Common shares at period-end	3,772.7	3,798.9	3,910.2	3,986.6	3,910.3	(1)	(4)	3,772.7	3,910.3	(4)

FINANCIAL RATIOS (d)
Return on common equity (“ROE”)	8%	9%	12%	13%	11%			11%	10%
Return on tangible common equity (“ROTCE”) (e)	11	13	17	18	16			15	15
Return on assets (“ROA”)	0.65	0.76	0.99	1.07	0.92			0.86	0.85

CAPITAL RATIOS
Tier 1 capital ratio	12.3(g)	12.1	12.4	12.3	12.1
Total capital ratio	15.4(g)	15.3	15.7	15.6	15.5
Tier 1 common capital ratio (f)	10.0(g)	9.9	10.1	10.0	9.8

(a)	For further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 7.

(b)	On March 18, 2011, the Board of Directors increased the Firm’s quarterly common stock dividend from $0.05 to $0.25 per share.

(c)	Share prices shown for JPMorgan Chase’s common stock are from the New York Stock Exchange. JPMorgan Chase’s common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	Quarterly ratios are based upon annualized amounts.

(e)	ROTCE, a non-GAAP financial ratio, measures the Firm’s earnings as a percentage of tangible common equity. In management’s view, this measure is meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity and in facilitating comparisons with competitors. For further discussion, see page 45.

(f)	Tier 1 common capital ratio is Tier 1 common capital divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of Tier 1 common capital ratio, see page 45.

(g)	Estimated.

JPMORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SELECTED BALANCE SHEET DATA (Period-end)
Total assets	$2,265,792	$2,289,240	$2,246,764	$2,198,161	$2,117,605	(1)%	7%	$2,265,792	$2,117,605	7%
Wholesale loans	283,016	259,483	248,823	236,007	227,633	9	24	283,016	227,633	24
Consumer, excluding credit card loans	308,427	310,235	315,390	321,186	327,618	(1)	(6)	308,427	327,618	(6)
Credit card loans	132,277	127,135	125,523	128,803	137,676	4	(4)	132,277	137,676	(4)

Total Loans	723,720	696,853	689,736	685,996	692,927	4	4	723,720	692,927	4
Deposits	1,127,806	1,092,708	1,048,685	995,829	930,369	3	21	1,127,806	930,369	21
Common stockholders’ equity	175,773	174,487	175,079	172,798	168,306	1	4	175,773	168,306	4
Total stockholders’ equity	183,573	182,287	182,879	180,598	176,106	1	4	183,573	176,106	4

Deposits-to-loans ratio	156%	157%	152%	145%	134%			156%	134%

Headcount	260,157	256,663	250,095	242,929	239,831	1	8	260,157	239,831	8

LINE OF BUSINESS NET INCOME/(LOSS)
Investment Bank	$726	$1,636	$2,057	$2,370	$1,501	(56)	(52)	$6,789	$6,639	2
Retail Financial Services	533	1,161	383	(399)	459	(54)	16	1,678	1,728	(3)
Card Services & Auto	1,051	849	1,110	1,534	1,548	24	(32)	4,544	2,872	58
Commercial Banking	643	571	607	546	530	13	21	2,367	2,084	14
Treasury & Securities Services	250	305	333	316	257	(18)	(3)	1,204	1,079	12
Asset Management	302	385	439	466	507	(22)	(40)	1,592	1,710	(7)
Corporate/Private Equity	223	(645)	502	722	29	NM	NM	802	1,258	(36)

NET INCOME	$3,728	$4,262	$5,431	$5,555	$4,831	(13)	(23)	$18,976	$17,370	9

JPMORGAN CHASE & CO. STATEMENTS OF INCOME (in millions, except per share and ratio data)

	QUARTERLY TRENDS									FULL YEAR
								4Q11 Change				2011 Change
	4Q11		3Q11		2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
REVENUE
Investment banking fees	$1,133		$1,052		$1,933	$1,793	$1,832	8%	(38)%	$5,911	$6,190	(5)%
Principal transactions	750		1,370		3,140	4,745	1,915	(45)	(61)	10,005	10,894	(8)
Lending- and deposit-related fees	1,620		1,643		1,649	1,546	1,545	(1)	5	6,458	6,340	2
Asset management, administration and commissions	3,337		3,448		3,703	3,606	3,697	(3)	(10)	14,094	13,499	4
Securities gains	47		607		837	102	1,253	(92)	(96)	1,593	2,965	(46)
Mortgage fees and related income	725		1,380		1,103	(487)	1,617	(47)	(55)	2,721	3,870	(30)
Credit card income	1,359		1,666		1,696	1,437	1,558	(18)	(13)	6,158	5,891	5
Other income	369		780		882	574	579	(53)	(36)	2,605	2,044	27

Noninterest revenue	9,340		11,946		14,943	13,316	13,996	(22)	(33)	49,545	51,693	(4)
Interest income	15,054		15,160		15,632	15,447	15,612	(1)	(4)	61,293	63,782	(4)
Interest expense	2,923		3,343		3,796	3,542	3,510	(13)	(17)	13,604	12,781	6

Net interest income	12,131		11,817		11,836	11,905	12,102	3	—	47,689	51,001	(6)

TOTAL NET REVENUE	21,471		23,763		26,779	25,221	26,098	(10)	(18)	97,234	102,694	(5)
Provision for credit losses	2,184		2,411		1,810	1,169	3,043	(9)	(28)	7,574	16,639	(54)
NONINTEREST EXPENSE
Compensation expense	6,297		6,908		7,569	8,263	6,571	(9)	(4)	29,037	28,124	3
Occupancy expense	1,047		935		935	978	1,045	12	—	3,895	3,681	6
Technology, communications and equipment expense	1,282		1,248		1,217	1,200	1,198	3	7	4,947	4,684	6
Professional and outside services	2,021		1,860		1,866	1,735	1,789	9	13	7,482	6,767	11
Marketing	814		926		744	659	584	(12)	39	3,143	2,446	28
Other expense	2,872		3,445		4,299	2,943	4,616	(17)	(38)	13,559	14,558	(7)
Amortization of intangibles	207		212		212	217	240	(2)	(14)	848	936	(9)

TOTAL NONINTEREST EXPENSE	14,540		15,534		16,842	15,995	16,043	(6)	(9)	62,911	61,196	3

Income before income tax expense	4,747		5,818		8,127	8,057	7,012	(18)	(32)	26,749	24,859	8
Income tax expense	1,019		1,556		2,696	2,502	2,181	(35)	(53)	7,773	7,489	4

NET INCOME	$3,728		$4,262		$5,431	$5,555	$4,831	(13)	(23)	$18,976	$17,370	9

PER COMMON SHARE DATA
Basic earnings	$0.90		$1.02		$1.28	$1.29	$1.13	(12)	(20)	$4.50	$3.98	13
Diluted earnings	0.90		1.02		1.27	1.28	1.12	(12)	(20)	4.48	3.96	13

FINANCIAL RATIOS
Return on equity (a)	8%		9%		12%	13%	11%			11%	10%
Return on tangible common equity (a)(b)	11		13		17	18	16			15	15
Return on assets (a)	0.65		0.76		0.99	1.07	0.92			0.86	0.85
Effective income tax rate	21	(c)	27	(c)	33	31	31			29	30
Overhead ratio	68		65		63	63	61			65	60

(a)	Quarterly ratios are based upon annualized amounts.

(b)	ROTCE, a non-GAAP financial ratio, measures the Firm’s earnings as a percentage of tangible common equity. In management’s view, this measure is meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity and in facilitating comparisons with competitors. For further discussion, see page 45.

(c)	Reflects lower reported pretax income and changes in the proportion of income subject to U.S. federal and state and local taxes, as well as tax benefits associated with state and local income taxes.

JPMORGAN CHASE & CO. CONSOLIDATED BALANCE SHEETS (in millions)

						December 31, 2011 Change
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2010
ASSETS
Cash and due from banks	$59,602	$56,766	$30,466	$23,469	$27,567	5%	116%
Deposits with banks	85,279	128,877	169,880	80,842	21,673	(34)	293
Federal funds sold and securities purchased under resale agreements	235,314	248,042	213,362	217,356	222,554	(5)	6
Securities borrowed	142,462	131,561	121,493	119,000	123,587	8	15
Trading assets:
Debt and equity instruments	351,486	352,678	381,339	422,404	409,411	—	(14)
Derivative receivables	92,477	108,853	77,383	78,744	80,481	(15)	15
Securities	364,793	339,349	324,741	334,800	316,336	7	15
Loans	723,720	696,853	689,736	685,996	692,927	4	4
Less: Allowance for loan losses	27,609	28,350	28,520	29,750	32,266	(3)	(14)

Loans, net of allowance for loan losses	696,111	668,503	661,216	656,246	660,661	4	5
Accrued interest and accounts receivable	61,478	72,080	80,292	79,236	70,147	(15)	(12)
Premises and equipment	14,041	13,812	13,679	13,422	13,355	2	5
Goodwill	48,188	48,180	48,882	48,856	48,854	—	(1)
Mortgage servicing rights	7,223	7,833	12,243	13,093	13,649	(8)	(47)
Other intangible assets	3,207	3,396	3,679	3,857	4,039	(6)	(21)
Other assets	104,131	109,310	108,109	106,836	105,291	(5)	(1)

TOTAL ASSETS	$2,265,792	$2,289,240	$2,246,764	$2,198,161	$2,117,605	(1)	7

LIABILITIES
Deposits	$1,127,806	$1,092,708	$1,048,685	$995,829	$930,369	3	21
Federal funds purchased and securities loaned or sold under repurchase agreements	213,532	238,585	254,124	285,444	276,644	(11)	(23)
Commercial paper	51,631	51,073	51,160	46,022	35,363	1	46
Other borrowed funds (a)	21,908	29,318	30,208	36,704	34,325	(25)	(36)
Trading liabilities:
Debt and equity instruments	66,718	76,592	84,865	80,031	76,947	(13)	(13)
Derivative payables	74,977	79,249	63,668	61,362	69,219	(5)	8
Accounts payable and other liabilities	202,895	199,769	184,490	171,638	170,330	2	19
Beneficial interests issued by consolidated VIEs	65,977	65,971	67,457	70,917	77,649	—	(15)
Long-term debt (a)	256,775	273,688	279,228	269,616	270,653	(6)	(5)

TOTAL LIABILITIES	2,082,219	2,106,953	2,063,885	2,017,563	1,941,499	(1)	7

STOCKHOLDERS’ EQUITY
Preferred stock	7,800	7,800	7,800	7,800	7,800	—	—
Common stock	4,105	4,105	4,105	4,105	4,105	—	—
Capital surplus	95,602	95,078	95,061	94,660	97,415	1	(2)
Retained earnings	88,315	85,726	82,612	78,342	73,998	3	19
Accumulated other comprehensive income	944	1,964	1,638	712	1,001	(52)	(6)
Shares held in RSU Trust, at cost	(38)	(53)	(53)	(53)	(53)	28	28
Treasury stock, at cost	(13,155)	(12,333)	(8,284)	(4,968)	(8,160)	(7)	(61)

TOTAL STOCKHOLDERS’ EQUITY	183,573	182,287	182,879	180,598	176,106	1	4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,265,792	$2,289,240	$2,246,764	$2,198,161	$2,117,605	(1)	7

(a)	Effective January 1, 2011, the long-term portion of advances from Federal Home Loan Banks (“FHLBs”) was reclassified from other borrowed funds to long-term debt. Prior periods have been revised to conform with the current presentation.

JPMORGAN CHASE & CO. CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS (in millions, except rates)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change					2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010		2010
AVERAGE BALANCES
ASSETS
Deposits with banks	$89,145	$116,062	$75,801	$37,155	$29,213	(23)%	205%	$79,783	$47,611		68%
Federal funds sold and securities purchased under resale agreements	230,494	211,884	202,036	202,481	201,489	9	14	211,800	188,394		12
Securities borrowed	143,745	131,615	124,806	114,589	119,973	9	20	128,777	117,416		10
Trading assets — debt instruments	241,645	257,950	285,104	275,512	273,929	(6)	(12)	264,941	254,898		4
Securities	358,698	331,330	342,248	318,936	328,126	8	9	337,894	330,166		2
Loans	706,856	692,794	686,111	688,133	690,529	2	2	693,523	703,540		(1)
Other assets (a)	37,343	42,760	48,716	49,887	42,583	(13)	(12)	44,637	35,496		26

Total interest-earning assets	1,807,926	1,784,395	1,764,822	1,686,693	1,685,842	1	7	1,761,355	1,677,521		5
Trading assets — equity instruments	116,720	119,890	137,611	141,951	122,827	(3)	(5)	128,949	99,543		30
Trading assets — derivative receivables	94,925	96,612	82,860	85,437	87,569	(2)	8	90,003	84,676		6
All other noninterest-earning assets	243,578	229,650	207,250	190,371	192,906	6	26	217,891	191,511		14

TOTAL ASSETS	$2,263,149	$2,230,547	$2,192,543	$2,104,452	$2,089,144	1	8	$2,198,198	$2,053,251		7

LIABILITIES
Interest-bearing deposits	$759,422	$740,901	$732,766	$700,921	$669,346	2	13	$733,683	$668,640		10
Federal funds purchased and securities loaned or sold under repurchase agreements	230,355	235,438	281,843	278,250	287,493	(2)	(20)	256,283	278,603		(8)
Commercial paper	44,930	47,027	41,682	36,838	34,507	(4)	30	42,653	36,000		18
Trading liabilities — debt, short-term and other liabilities (b)(c)	204,161	215,064	212,878	193,814	196,840	(5)	4	206,531	186,059		11
Beneficial interests issued by consolidated VIEs	65,322	66,545	69,399	72,932	78,114	(2)	(16)	68,523	87,493		(22)
Long-term debt (c)	269,542	279,235	273,934	269,156	273,066	(3)	(1)	272,985	273,074		—

Total interest-bearing liabilities	1,573,732	1,584,210	1,612,502	1,551,911	1,539,366	(1)	2	1,580,658	1,529,869		3
Noninterest-bearing deposits	337,618	297,610	247,137	229,461	225,966	13	49	278,307	212,414		31
Trading liabilities — equity instruments	8,188	1,948	3,289	7,872	7,166	320	14	5,316	6,172		(14)
Trading liabilities — derivative payables	72,965	75,828	66,009	71,288	71,727	(4)	2	71,539	65,714		9
All other noninterest-bearing liabilities	87,804	88,697	81,729	66,705	70,307	(1)	25	81,312	69,539		17

TOTAL LIABILITIES	2,080,307	2,048,293	2,010,666	1,927,237	1,914,532	2	9	2,017,132	1,883,708		7

Preferred stock	7,800	7,800	7,800	7,800	7,800	—	—	7,800	8,023		(3)
Common stockholders’ equity	175,042	174,454	174,077	169,415	166,812	—	5	173,266	161,520		7

TOTAL STOCKHOLDERS’ EQUITY	182,842	182,254	181,877	177,215	174,612	—	5	181,066	169,543		7

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,263,149	$2,230,547	$2,192,543	$2,104,452	$2,089,144	1	8	$2,198,198	$2,053,251		7

AVERAGE RATES
INTEREST-EARNING ASSETS
Deposits with banks	0.75%	0.63%	0.76%	1.11%	1.02%			0.75%	0.72%
Federal funds sold and securities purchased under resale agreements	1.19	1.28	1.20	1.09	1.05			1.19	0.95
Securities borrowed	0.04	0.05	0.10	0.17	0.16			0.09	0.15
Trading assets — debt instruments	4.22	4.32	4.23	4.31	4.29			4.27	4.37
Securities	2.57	2.66	3.10	2.89	2.44			2.80	2.95
Loans	5.22	5.28	5.36	5.62	5.71			5.37	5.75
Other assets (a)	1.51	1.47	1.30	1.20	1.54			1.36	1.52
Total interest-earning assets	3.34	3.40	3.58	3.74	3.70			3.51	3.83

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.43	0.53	0.61	0.53	0.50			0.53	0.51
Federal funds purchased and securities loaned or sold under repurchase agreements	0.18	0.18	0.29	0.17	0.12			0.21	(0.07	)(d)
Commercial paper	0.13	0.16	0.19	0.21	0.21			0.17	0.20
Trading liabilities — debt, short-term and other liabilities (b)(c)	0.67	1.05	1.26	1.43	1.57			1.10	1.34
Beneficial interests issued by consolidated VIEs	1.06	1.05	1.17	1.19	1.13			1.12	1.31
Long-term debt (c)	2.15	2.10	2.31	2.39	2.25			2.24	2.14
Total interest-bearing liabilities	0.74	0.84	0.94	0.93	0.90			0.86	0.84

INTEREST RATE SPREAD	2.60%	2.56%	2.64%	2.81%	2.80%			2.65%	2.99%
NET YIELD ON INTEREST-EARNING ASSETS	2.70%	2.66%	2.72%	2.89%	2.88%			2.74%	3.06%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables.

(c)	Effective January 1, 2011, the long-term portion of advances from FHLBs was reclassified from other borrowed funds, which is included in short-term and other liabilities, to long-term debt. Prior periods have been revised to conform with the current presentation.

(d)	Reflects a benefit from the favorable market environments for dollar-roll financings.

JPMORGAN CHASE & CO. RECONCILIATION FROM REPORTED TO MANAGED SUMMARY (in millions)

The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year to year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 45.

The following summary table provides a reconciliation from the Firm’s reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
OTHER INCOME
Other income — reported	$369	$780	$882	$574	$579	(53)%	(36)%	$2,605	$2,044	27%
Fully taxable-equivalent adjustments	570	472	510	451	503	21	13	2,003	1,745	15

Other income — managed	$939	$1,252	$1,392	$1,025	$1,082	(25)	(13)	$4,608	$3,789	22

TOTAL NONINTEREST REVENUE
Total noninterest revenue — reported	$9,340	$11,946	$14,943	$13,316	$13,996	(22)	(33)	$49,545	$51,693	(4)
Fully taxable-equivalent adjustments	570	472	510	451	503	21	13	2,003	1,745	15

Total noninterest revenue — managed	$9,910	$12,418	$15,453	$13,767	$14,499	(20)	(32)	$51,548	$53,438	(4)

NET INTEREST INCOME
Net interest income — reported	$12,131	$11,817	$11,836	$11,905	$12,102	3	—	$47,689	$51,001	(6)
Fully taxable-equivalent adjustments	157	133	121	119	121	18	30	530	403	32

Net interest income — managed	$12,288	$11,950	$11,957	$12,024	$12,223	3	1	$48,219	$51,404	(6)

TOTAL NET REVENUE
Total net revenue — reported	$21,471	$23,763	$26,779	$25,221	$26,098	(10)	(18)	$97,234	$102,694	(5)
Fully taxable-equivalent adjustments	727	605	631	570	624	20	17	2,533	2,148	18

Total net revenue — managed	$22,198	$24,368	$27,410	$25,791	$26,722	(9)	(17)	$99,767	$104,842	(5)

PRE-PROVISION PROFIT
Total pre-provision profit — reported	$6,931	$8,229	$9,937	$9,226	$10,055	(16)	(31)	$34,323	$41,498	(17)
Fully taxable-equivalent adjustments	727	605	631	570	624	20	17	2,533	2,148	18

Total pre-provision profit — managed	$7,658	$8,834	$10,568	$9,796	$10,679	(13)	(28)	$36,856	$43,646	(16)

INCOME TAX EXPENSE
Income tax expense — reported	$1,019	$1,556	$2,696	$2,502	$2,181	(35)	(53)	$7,773	$7,489	4
Fully taxable-equivalent adjustments	727	605	631	570	624	20	17	2,533	2,148	18

Income tax expense — managed	$1,746	$2,161	$3,327	$3,072	$2,805	(19)	(38)	$10,306	$9,637	7

JPMORGAN CHASE & CO. LINE OF BUSINESS FINANCIAL HIGHLIGHTS — MANAGED BASIS (a) (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
TOTAL NET REVENUE (FTE)
Investment Bank (b)	$4,358	$6,369	$7,314	$8,233	$6,213	(32)%	(30)%	$26,274	$26,217	—%
Retail Financial Services	6,395	7,535	7,142	5,466	7,699	(15)	(17)	26,538	28,447	(7)
Card Services & Auto	4,814	4,775	4,761	4,791	5,072	1	(5)	19,141	20,472	(7)
Commercial Banking	1,687	1,588	1,627	1,516	1,611	6	5	6,418	6,040	6
Treasury & Securities Services	2,022	1,908	1,932	1,840	1,913	6	6	7,702	7,381	4
Asset Management	2,284	2,316	2,537	2,406	2,613	(1)	(13)	9,543	8,984	6
Corporate/Private Equity (b)	638	(123)	2,097	1,539	1,601	NM	(60)	4,151	7,301	(43)

TOTAL NET REVENUE	$22,198	$24,368	$27,410	$25,791	$26,722	(9)	(17)	$99,767	$104,842	(5)

TOTAL PRE-PROVISION PROFIT
Investment Bank (b)	$1,389	$2,570	$2,982	$3,217	$2,012	(46)	(31)	$10,158	$8,952	13
Retail Financial Services	1,673	2,970	1,871	566	3,228	(44)	(48)	7,080	11,964	(41)
Card Services & Auto	2,789	2,660	2,773	2,874	3,205	5	(13)	11,096	13,294	(17)
Commercial Banking	1,108	1,015	1,064	953	1,053	9	5	4,140	3,841	8
Treasury & Securities Services	459	438	479	463	443	5	4	1,839	1,777	3
Asset Management	532	520	743	746	836	2	(36)	2,541	2,872	(12)
Corporate/Private Equity (b)	(292)	(1,339)	656	977	(98)	78	(198)	2	946	(100)

TOTAL PRE-PROVISION PROFIT	$7,658	$8,834	$10,568	$9,796	$10,679	(13)	(28)	$36,856	$43,646	(16)

NET INCOME/(LOSS)
Investment Bank	$726	$1,636	$2,057	$2,370	$1,501	(56)	(52)	$6,789	$6,639	2
Retail Financial Services	533	1,161	383	(399)	459	(54)	16	1,678	1,728	(3)
Card Services & Auto	1,051	849	1,110	1,534	1,548	24	(32)	4,544	2,872	58
Commercial Banking	643	571	607	546	530	13	21	2,367	2,084	14
Treasury & Securities Services	250	305	333	316	257	(18)	(3)	1,204	1,079	12
Asset Management	302	385	439	466	507	(22)	(40)	1,592	1,710	(7)
Corporate/Private Equity	223	(645)	502	722	29	NM	NM	802	1,258	(36)

TOTAL NET INCOME	$3,728	$4,262	$5,431	$5,555	$4,831	(13)	(23)	$18,976	$17,370	9

AVERAGE EQUITY (c)
Investment Bank	$40,000	$40,000	$40,000	$40,000	$40,000	—	—	$40,000	$40,000	—
Retail Financial Services	25,000	25,000	25,000	25,000	24,600	—	2	25,000	24,600	2
Card Services & Auto	16,000	16,000	16,000	16,000	18,400	—	(13)	16,000	18,400	(13)
Commercial Banking	8,000	8,000	8,000	8,000	8,000	—	—	8,000	8,000	—
Treasury & Securities Services	7,000	7,000	7,000	7,000	6,500	—	8	7,000	6,500	8
Asset Management	6,500	6,500	6,500	6,500	6,500	—	—	6,500	6,500	—
Corporate/Private Equity	72,542	71,954	71,577	66,915	62,812	1	15	70,766	57,520	23

TOTAL AVERAGE EQUITY	$175,042	$174,454	$174,077	$169,415	$166,812	—	5	$173,266	$161,520	7

RETURN ON EQUITY (c)
Investment Bank	7%	16%	21%	24%	15%			17%	17%
Retail Financial Services	8	18	6	(6)	7			7	7
Card Services & Auto	26	21	28	39	33			28	16
Commercial Banking	32	28	30	28	26			30	26
Treasury & Securities Services	14	17	19	18	16			17	17
Asset Management	18	24	27	29	31			25	26
JPMORGAN CHASE	8	9	12	13	11			11	10

(a)	Commencing July 1, 2011, the Firm’s business segments have been reorganized as follows: (1) Auto and Student Lending transferred from the Retail Financial Services (“RFS”) segment and are reported with Card Services & Auto (“Card”) in a single segment, and (2) RFS continues as a segment, organized in two components: Consumer & Business Banking (formerly Retail Banking) and Mortgage Banking (including Mortgage Production and Servicing, and Real Estate Portfolios). The business segment information associated with RFS and Card has been revised to reflect the business reorganization retroactive to January 1, 2010.

(b)	Corporate/Private Equity includes an adjustment to offset Investment Bank’s (“IB”) inclusion of a credit allocation income/(expense) to Treasury & Securities Services (“TSS”) in total net revenue; TSS reports the credit allocation as a separate line on its income statement (not within total net revenue).

(c)	Equity for a line of business represents the amount the Firm believes the business would require if it were operating independently, incorporating sufficient capital to address regulatory capital requirements (including Basel III Tier 1 common capital requirements), economic risk measures, and capital levels for similarly rated peers. Capital is also allocated to each line of business for, among other things, goodwill and other intangibles associated with acquisitions effected by the line of business. ROE is measured and internal targets for expected returns are established as key measures of a business segment’s performance. Effective January 1, 2011, capital allocated to Card was reduced by $2.4 billion, to $16.0 billion, largely reflecting portfolio runoff and the improving risk profile of the business; capital allocated to TSS was increased by $500 million, to $7.0 billion, reflecting growth in the underlying business. The Firm continues to assess the level of capital required for each line of business, as well as the assumptions and methodologies used to allocate capital to the business segments, and further refinements may be implemented in future periods.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Investment banking fees	$1,119	$1,039	$1,922	$1,779	$1,833	8%	(39)%	$5,859	$6,186	(5)%
Principal transactions (a)	364	2,253	2,309	3,398	1,289	(84)	(72)	8,324	8,454	(2)
Lending- and deposit-related fees	216	210	218	214	209	3	3	858	819	5
Asset management, administration and commissions	477	563	548	619	652	(15)	(27)	2,207	2,413	(9)
All other income (b)	93	228	236	166	185	(59)	(50)	723	381	90

Noninterest revenue	2,269	4,293	5,233	6,176	4,168	(47)	(46)	17,971	18,253	(2)
Net interest income	2,089	2,076	2,081	2,057	2,045	1	2	8,303	7,964	4

TOTAL NET REVENUE (c)	4,358	6,369	7,314	8,233	6,213	(32)	(30)	26,274	26,217	—

Provision for credit losses	272	54	(183)	(429)	(271)	404	NM	(286)	(1,200)	76

NONINTEREST EXPENSE
Compensation expense	1,172	1,850	2,564	3,294	1,845	(37)	(36)	8,880	9,727	(9)
Noncompensation expense	1,797	1,949	1,768	1,722	2,356	(8)	(24)	7,236	7,538	(4)

TOTAL NONINTEREST EXPENSE	2,969	3,799	4,332	5,016	4,201	(22)	(29)	16,116	17,265	(7)

Income before income tax expense	1,117	2,516	3,165	3,646	2,283	(56)	(51)	10,444	10,152	3
Income tax expense	391	880	1,108	1,276	782	(56)	(50)	3,655	3,513	4

NET INCOME	$726	$1,636	$2,057	$2,370	$1,501	(56)	(52)	$6,789	$6,639	2

FINANCIAL RATIOS
ROE	7%	16%	21%	24%	15%			17%	17%
ROA	0.36	0.81	0.98	1.18	0.75			0.84	0.91
Overhead ratio	68	60	59	61	68			61	66
Compensation expense as a percent of total net revenue	27	29	35	40	30			34	37 (g)

REVENUE BY BUSINESS
Investment banking fees:
Advisory	$397	$365	$601	$429	$424	9	(6)	$1,792	$1,469	22
Equity underwriting	169	178	455	379	489	(5)	(65)	1,181	1,589	(26)
Debt underwriting	553	496	866	971	920	11	(40)	2,886	3,128	(8)

Total investment banking fees	1,119	1,039	1,922	1,779	1,833	8	(39)	5,859	6,186	(5)
Fixed income markets (d)	2,491	3,328	4,280	5,238	2,875	(25)	(13)	15,337	15,025	2
Equity markets (e)	779	1,424	1,223	1,406	1,128	(45)	(31)	4,832	4,763	1
Credit portfolio (b)(f)	(31)	578	(111)	(190)	377	NM	NM	246	243	1

Total net revenue	$4,358	$6,369	$7,314	$8,233	$6,213	(32)	(30)	$26,274	$26,217	—

(a)	Principal transactions included debit valuation adjustments (“DVA”) related to derivatives and structured liabilities measured at fair value. DVA gains/(losses) were ($567) million, $1.9 billion, $165 million, ($46) million and $15 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(b)	IB manages traditional credit exposures related to Global Corporate Bank (“GCB”) on behalf of IB and TSS. Effective January 1, 2011, IB and TSS share the economics related to the Firm’s GCB clients. IB recognizes this sharing agreement within all other income. The prior-year periods reflected the reimbursement from TSS for a portion of the total costs of managing the credit portfolio on behalf of TSS.

(c)	Total net revenue included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $510 million, $440 million, $493 million, $438 million and $475 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $1.9 billion and $1.7 billion for full year 2011 and 2010, respectively.

(d)	Fixed income markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets. Includes DVA gains/(losses) of ($135) million, $529 million, $64 million, $95 million and ($20) million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(e)	Equity markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services. Includes DVA gains/(losses) of ($27) million, $377 million, $78 million, ($72) million and $39 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(f)	Credit portfolio revenue includes net interest income, fees and loan sales activity, as well as gains or losses on securities received as part of a loan restructuring, for IB’s credit portfolio. Credit portfolio revenue also includes the results of risk management related to the Firm’s lending and derivative activities. Includes DVA gains/(losses) of ($405) million, $979 million, $23 million, ($69) million and ($4) million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(g)	The compensation expense as a percentage of total net revenue ratio for full year 2010, excluding the payroll tax expense related to the U.K. Bank Payroll Tax on certain compensation awarded from December 9, 2009 to April 5, 2010 to relevant banking employees, which is a non-GAAP financial measure, was 35%. IB excludes this tax from the ratio because it enables comparability between periods.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$776,430	$824,733	$809,630	$853,452	$825,150	(6)%	(6)%	$776,430	$825,150	(6)%
Loans:
Loans retained (a)	68,208	58,163	56,107	52,712	53,145	17	28	68,208	53,145	28
Loans held-for-sale and loans at fair value	2,915	2,311	3,466	5,070	3,746	26	(22)	2,915	3,746	(22)

Total loans	71,123	60,474	59,573	57,782	56,891	18	25	71,123	56,891	25
Equity	40,000	40,000	40,000	40,000	40,000	—	—	40,000	40,000	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$790,644	$803,667	$841,355	$815,828	$792,703	(2)	—	$812,779	$731,801	11
Trading assets — debt and equity instruments	313,005	329,984	374,694	368,956	346,990	(5)	(10)	346,461	307,061	13
Trading assets — derivative receivables	76,786	79,044	69,346	67,462	72,491	(3)	6	73,201	70,289	4
Loans:
Loans retained (a)	62,698	57,265	54,590	53,370	52,502	9	19	57,007	54,402	5
Loans held-for-sale and loans at fair value	2,082	2,431	4,154	3,835	3,504	(14)	(41)	3,119	3,215	(3)

Total loans	64,780	59,696	58,744	57,205	56,006	9	16	60,126	57,617	4
Adjusted assets (b)	564,158	597,513	628,475	611,038	587,307	(6)	(4)	600,160	540,449	11
Equity	40,000	40,000	40,000	40,000	40,000	—	—	40,000	40,000	—

Headcount	25,999	26,615	27,716	26,494	26,314	(2)	(1)	25,999	26,314	(1)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$199	$(168)	$7	$123	$(23)	NM	NM	$161	$735	(78)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(c)	1,035	1,274	1,494	2,388	3,159	(19)	(67)	1,035	3,159	(67)
Nonaccrual loans held-for-sale and loans at fair value	166	150	193	259	460	11	(64)	166	460	(64)

Total nonaccrual loans	1,201	1,424	1,687	2,647	3,619	(16)	(67)	1,201	3,619	(67)

Derivative receivables	14	7	18	21	34	100	(59)	14	34	(59)
Assets acquired in loan satisfactions	79	77	83	73	117	3	(32)	79	117	(32)

Total nonperforming assets	1,294	1,508	1,788	2,741	3,770	(14)	(66)	1,294	3,770	(66)
Allowance for credit losses:
Allowance for loan losses	1,436	1,337	1,178	1,330	1,863	7	(23)	1,436	1,863	(23)
Allowance for lending-related commitments	418	444	383	424	447	(6)	(6)	418	447	(6)

Total allowance for credit losses	1,854	1,781	1,561	1,754	2,310	4	(20)	1,854	2,310	(20)

Net charge-off/(recovery) rate (a)(d)	1.26%	(1.16)%	0.05%	0.93%	(0.17)%			0.28%	1.35%
Allow. for loan losses to period-end loans retained (a)(d)	2.11	2.30	2.10	2.52	3.51			2.11	3.51
Allow. for loan losses to nonaccrual loans retained (a)(c)(d)	139	105	79	56	59			139	59
Nonaccrual loans to total period-end loans	1.69	2.35	2.83	4.58	6.36			1.69	6.36

(a)	Loans retained included credit portfolio loans, leveraged leases and other accrual loans, and excluded loans held-for-sale and loans at fair value.

(b)	Adjusted assets, a non-GAAP financial measure, is presented to assist the reader in comparing IB’s asset and capital levels with those of other investment banks in the securities industry. For further discussion of adjusted assets, see page 45.

(c)	Allowance for loan losses of $263 million, $320 million, $377 million, $567 million and $1.1 billion were held against these nonaccrual loans at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(d)	Loans held-for-sale and loans at fair value were excluded when calculating the allowance coverage ratio and net charge-off/(recovery) rate.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio and rankings data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
MARKET RISK — AVERAGE TRADING AND CREDIT PORTFOLIO VAR - 95% CONFIDENCE LEVEL
Trading activities:
Fixed income	$56	$48	$45	$49	$53	17%	6%	$50	$65	(23)%
Foreign exchange	12	10	9	11	10	20	20	11	11	—
Equities	19	19	25	29	23	—	(17)	23	22	5
Commodities and other	20	15	16	13	14	33	43	16	16	—
Diversification (a)	(50)	(39)	(37)	(38)	(38)	(28)	(32)	(42)	(43)	2

Total trading VaR (b)	57	53	58	64	62	8	(8)	58	71	(18)

Credit portfolio VaR (c)	39	38	27	26	26	3	50	33	26	27
Diversification (a)	(21)	(21)	(8)	(7)	(10)	—	(110)	(15)	(10)	(50)

Total trading and credit portfolio VaR	$75	$70	$77	$83	$78	7	(4)	$76	$87	(13)

	FULL YEAR 2011		FULL YEAR 2010
	Market Share	Rankings	Market Share	Rankings
MARKET SHARES AND RANKINGS (d)
Global investment banking fees (e)	8.1%	#1	7.6%	#1
Debt, equity and equity-related
Global	6.8	1	7.2	1
U.S.	11.1	1	11.1	1
Syndicated loans
Global	11.0	1	8.5	2
U.S.	21.4	1	19.1	2
Long-term debt (f)
Global	6.7	1	7.2	2
U.S.	11.2	1	10.9	2
Equity and equity-related
Global (g)	6.8	3	7.3	3
U.S.	12.5	1	13.1	2
Announced M&A (h)
Global	18.6	2	15.9	4
U.S.	27.5	2	21.9	3

(a)	Average value-at-risk (“ VaR”) was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated. The risk of a portfolio of positions is therefore usually less than the sum of the risks of the positions themselves.

(b)	Trading VaR includes substantially all trading activities in IB, including the credit spread sensitivities of certain mortgage products and syndicated lending facilities that the Firm intends to distribute; however, particular risk parameters of certain products are not fully captured, for example, correlation risk. Trading VaR does not include the debit valuation adjustments (“DVA”) taken on derivative and structured liabilities to reflect the credit quality of the Firm.

(c)	Credit portfolio VaR includes the derivative credit valuation adjustments (“CVA”), hedges of the CVA and mark-to-market (“MTM”) hedges of the retained loan portfolio, which are all reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not MTM.

(d)	Source: Dealogic. Global Investment Banking fees reflects the ranking of fees and market share. Remainder of rankings reflects transaction volume rank and market share.

(e)	Global IB fees exclude money market, short-term debt and shelf deals.

(f)	Long-term debt tables include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(g)	Equity and equity-related rankings include rights offerings and Chinese A-Shares.

(h)	Global announced M&A is based on transaction value at announcement; all other rankings are based on transaction proceeds, with full credit to each book manager/equal if joint. Because of joint assignments, market share of all participants will add up to more than 100%. M&A for full year 2011 and 2010 reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO. INVESTMENT BANK FINANCIAL HIGHLIGHTS, CONTINUED (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INTERNATIONAL METRICS
Total net revenue: (a)
Europe/Middle East/Africa	$1,353	$1,995	$2,478	$2,592	$1,423	(32)%	(5)%	$8,418	$7,380	14%
Asia/Pacific	502	948	762	1,122	927	(47)	(46)	3,334	3,809	(12)
Latin America/Caribbean	240	175	337	327	172	37	40	1,079	897	20
North America	2,263	3,251	3,737	4,192	3,691	(30)	(39)	13,443	14,131	(5)

Total net revenue	$4,358	$6,369	$7,314	$8,233	$6,213	(32)	(30)	$26,274	$26,217	—

Loans (period-end): (b)
Europe/Middle East/Africa	$15,905	$15,361	$15,370	$14,059	$13,961	4	14	$15,905	$13,961	14
Asia/Pacific	7,889	6,892	6,211	5,472	5,924	14	33	7,889	5,924	33
Latin America/Caribbean	3,148	3,222	2,633	2,190	2,200	(2)	43	3,148	2,200	43
North America	41,266	32,688	31,893	30,991	31,060	26	33	41,266	31,060	33

Total loans	$68,208	$58,163	$56,107	$52,712	$53,145	17	28	$68,208	$53,145	28

(a)	Regional revenue is based primarily on the domicile of the client and/or location of the trading desk.

(b)	Includes retained loans based on the domicile of the client. Excludes loans held-for-sale and loans at fair value.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$808	$833	$813	$736	$728	(3)%	11%	$3,190	$3,061	4%
Asset management, administration and commissions	494	513	499	485	454	(4)	9	1,991	1,776	12
Mortgage fees and related income	723	1,380	1,100	(489)	1,609	(48)	(55)	2,714	3,855	(30)
Credit card income	305	611	572	537	524	(50)	(42)	2,025	1,955	4
Other income	107	136	131	111	128	(21)	(16)	485	580	(16)

Noninterest revenue	2,437	3,473	3,115	1,380	3,443	(30)	(29)	10,405	11,227	(7)
Net interest income	3,958	4,062	4,027	4,086	4,256	(3)	(7)	16,133	17,220	(6)

TOTAL NET REVENUE (a)	6,395	7,535	7,142	5,466	7,699	(15)	(17)	26,538	28,447	(7)

Provision for credit losses	779	1,027	994	1,199	2,418	(24)	(68)	3,999	8,919	(55)

NONINTEREST EXPENSE
Compensation expense	2,130	2,101	1,937	1,876	1,816	1	17	8,044	7,072	14
Noncompensation expense	2,534	2,404	3,274	2,964	2,587	5	(2)	11,176	9,135	22
Amortization of intangibles	58	60	60	60	68	(3)	(15)	238	276	(14)

TOTAL NONINTEREST EXPENSE	4,722	4,565	5,271	4,900	4,471	3	6	19,458	16,483	18

Income/(loss) before income tax expense/(benefit)	894	1,943	877	(633)	810	(54)	10	3,081	3,045	1
Income tax expense/(benefit)	361	782	494	(234)	351	(54)	3	1,403	1,317	7

NET INCOME/(LOSS)	$533	$1,161	$383	$(399)	$459	(54)	16	$1,678	$1,728	(3)

FINANCIAL RATIOS
ROE	8%	18%	6%	(6)%	7%			7%	7%
Overhead ratio	74	61	74	90	58			73	58
Overhead ratio excluding core deposit intangibles (b)	73	60	73	89	57			72	57

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$274,795	$276,799	$283,753	$289,336	$299,950	(1)	(8)	$274,795	$299,950	(8)
Loans:
Loans retained	232,555	235,572	241,127	247,128	253,904	(1)	(8)	232,555	253,904	(8)
Loans held-for-sale and loans at fair value (c)	12,694	13,153	13,558	12,234	14,863	(3)	(15)	12,694	14,863	(15)

Total loans	245,249	248,725	254,685	259,362	268,767	(1)	(9)	245,249	268,767	(9)
Deposits	395,797	388,735	378,371	379,605	369,925	2	7	395,797	369,925	7
Equity	25,000	25,000	25,000	25,000	24,600	—	2	25,000	24,600	2

SELECTED BALANCE SHEET DATA (average)
Total assets	278,497	283,443	287,235	297,938	307,040	(2)	(9)	286,716	314,046	(9)
Loans:
Loans retained	233,958	238,273	244,030	250,443	257,500	(2)	(9)	241,621	268,902	(10)
Loans held-for-sale and loans at fair value (c)	16,680	16,608	14,613	17,519	18,877	—	(12)	16,354	15,395	6

Total loans	250,638	254,881	258,643	267,962	276,377	(2)	(9)	257,975	284,297	(9)
Deposits	389,519	382,202	378,932	371,787	367,032	2	6	380,663	361,525	5
Equity	25,000	25,000	25,000	25,000	24,600	—	2	25,000	24,600	2

Headcount	133,075	128,992	122,728	118,547	116,882	3	14	133,075	116,882	14

(a)	Total net revenue included tax-equivalent adjustments associated with tax-exempt loans to municipalities and other qualified entities of $2 million, $2 million, $1 million, $2 million and zero for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $7 million and $8 million for full year 2011 and 2010, respectively.

(b)	Retail Financial Services uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excludes Consumer & Business Banking’s CDI amortization expense related to prior business combination transactions of $58 million, $60 million, $60 million, $60 million and $68 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $238 million and $276 million for full year 2011 and 2010, respectively.

(c)	Loans at fair value consist of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets. These loans totaled $12.7 billion, $13.0 billion, $13.3 billion, $12.0 billion and $14.7 billion at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively. Average balances of these loans totaled $16.6 billion, $16.5 billion, $14.5 billion, $17.4 billion and $18.7 billion for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $16.3 billion and $15.2 billion for full year 2011 and 2010, respectively.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$1,009	$1,027	$1,069	$1,199	$1,970	(2)%	(49)%	$4,304	$7,221	(40)%
Nonaccrual loans:
Nonaccrual loans retained	7,170	7,579	8,088	8,278	8,568	(5)	(16)	7,170	8,568	(16)
Nonaccrual loans held-for-sale and loans at fair value	103	132	142	150	145	(22)	(29)	103	145	(29)

Total nonaccrual loans (a)(b)(c)	7,273	7,711	8,230	8,428	8,713	(6)	(17)	7,273	8,713	(17)
Nonperforming assets (a)(b)(c)	8,064	8,576	9,175	9,632	9,999	(6)	(19)	8,064	9,999	(19)
Allowance for loan losses	15,247	15,479	15,479	15,554	15,554	(1)	(2)	15,247	15,554	(2)

Net charge-off rate (d)	1.71%	1.71%	1.76%	1.94%	3.04%			1.78%	2.69%
Net charge-off rate excluding purchased credit-impaired (“PCI”) loans (d)(e)	2.39	2.39	2.46	2.72	4.25			2.49	3.76
Allowance for loan losses to ending loans retained (d)	6.56	6.57	6.42	6.29	6.13			6.56	6.13
Allowance for loan losses to ending loans retained excluding PCI loans (d)(e)	5.71	6.26	6.12	6.02	5.86			5.71	5.86
Allowance for loan losses to nonaccrual loans retained (a)(d)(e)	133	139	130	128	124			133	124
Nonaccrual loans to total loans	2.97	3.10	3.23	3.25	3.24			2.97	3.24
Nonaccrual loans to total loans excluding PCI loans (a)	4.05	4.25	4.43	4.47	4.45			4.05	4.45

(a)	Excludes PCI loans that were acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

(b)	Certain of these loans are classified as trading assets on the Consolidated Balance Sheets.

(c)	At December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $11.5 billion, $9.5 billion, $9.1 billion, $8.8 billion and $9.4 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $1.0 billion, $2.4 billion, $2.4 billion, $2.3 billion and $1.9 billion, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(d)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the allowance coverage ratio and the net charge-off rate.

(e)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction. These loans were accounted for at fair value on the acquisition date, which incorporated management’s estimate, as of that date, of credit losses over the remaining life of the portfolio. An allowance for loan losses of $5.7 billion at December 31, 2011 and $4.9 billion at September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010 was recorded for these loans; these amounts were also excluded from the applicable ratios. To date, no charge-offs have been recorded for these loans.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
CONSUMER & BUSINESS BANKING
Noninterest revenue	$1,603	$1,952	$1,889	$1,757	$1,716	(18)%	(7)%	$7,201	$6,844	5%
Net interest income	2,714	2,730	2,706	2,659	2,693	(1)	1	10,809	10,884	(1)

Total net revenue	4,317	4,682	4,595	4,416	4,409	(8)	(2)	18,010	17,728	2
Provision for credit losses	132	126	42	119	69	5	91	419	630	(33)
Noninterest expense	2,848	2,842	2,713	2,799	2,676	—	6	11,202	10,717	5

Income before income tax expense	1,337	1,714	1,840	1,498	1,664	(22)	(20)	6,389	6,381	—

Net income	$802	$1,023	$1,098	$893	$952	(22)	(16)	$3,816	$3,652	4

Overhead ratio	66%	61%	59%	63%	61%			62%	60%
Overhead ratio excluding core deposit intangibles (a)	65	59	58	62	59			61	59

BUSINESS METRICS
Business banking origination volume	$1,389	$1,440	$1,573	$1,425	$1,435	(4)	(3)	$5,827	$4,688	24
End-of-period loans	17,652	17,272	17,141	16,957	16,812	2	5	17,652	16,812	5
End-of-period deposits:
Checking	147,779	142,064	136,297	137,463	131,702	4	12	147,779	131,702	12
Savings	191,891	186,733	182,127	180,345	170,604	3	12	191,891	170,604	12
Time and other	36,743	39,017	41,948	44,001	45,967	(6)	(20)	36,743	45,967	(20)

Total end-of-period deposits	376,413	367,814	360,372	361,809	348,273	2	8	376,413	348,273	8
Average loans	17,363	17,172	17,057	16,886	16,584	1	5	17,121	16,863	2
Average deposits:
Checking	140,672	137,033	136,558	131,954	126,604	3	11	136,579	123,490	11
Savings	189,553	184,590	180,892	175,133	168,746	3	12	182,587	166,112	10
Time and other	37,708	40,588	43,053	45,035	47,436	(7)	(21)	41,574	51,149	(19)

Total average deposits	367,933	362,211	360,503	352,122	342,786	2	7	360,740	340,751	6
Deposit margin	2.76%	2.82%	2.83%	2.88%	2.96%			2.82%	3.00%
Average assets	$30,373	$30,074	$29,047	$29,409	$29,110	1	4	$29,729	$29,307	1

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	132	126	117	119	169	5	(22)	494	730	(32)
Net charge-off rate	3.02%	2.91%	2.74%	2.86%	4.04%			2.89%	4.32%
Nonperforming assets	$710	$773	$784	$822	$846	(8)	(16)	$710	$846	(16)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	4,696	5,102	6,334	6,584	6,069	(8)	(23)	22,716	23,579	(4)
Client investment assets	137,853	132,255	140,285	138,150	133,114	4	4	137,853	133,114	4
% managed accounts	24%	23%	23%	22%	20%			24%	20%

Number of:
Branches	5,508	5,396	5,340	5,292	5,268	2	5	5,508	5,268	5
Chase Private Client branch locations	262	139	16	16	16	88	NM	262	16	NM
ATMs	17,235	16,708	16,443	16,265	16,145	3	7	17,235	16,145	7
Personal bankers (b)	24,308	24,205	23,330	21,894	21,735	—	12	24,308	21,735	12
Sales specialists (b)	6,017	5,639	5,289	5,039	4,876	7	23	6,017	4,876	23
Client advisors	3,201	3,177	3,112	3,051	3,066	1	4	3,201	3,066	4
Active online customers (in thousands) (b)	17,334	17,326	17,083	17,339	16,855	—	3	17,334	16,855	3
Active mobile customers (in thousands) (b)	8,391	7,234	6,580	6,025	5,337	16	57	8,391	5,337	57
Chase Private Clients	21,723	11,711	5,807	4,829	4,242	85	412	21,723	4,242	412
Checking accounts (in thousands)	26,626	26,541	26,266	26,622	27,252	—	(2)	26,626	27,252	(2)

(a)	Consumer & Business Banking uses the overhead ratio (excluding the amortization of CDI), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excludes Consumer & Business Banking’s CDI amortization expense related to prior business combination transactions of $58 million, $60 million, $60 million, $60 million and $68 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $238 million and $276 million for full year 2011 and 2010, respectively.

(b)	In the fourth quarter of 2011, the classification of personal bankers, sales specialists, and active online and mobile customers was refined, as such, prior periods have been revised to conform with the current presentation. For further discussion, see Glossary of Terms on page 48.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q11 Change					2011 Change
	4Q11		3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011		2010	2010
MORTGAGE PRODUCTION AND SERVICING
Mortgage fees and related income	$723		$1,380	$1,100	$(489)	$1,609	(48)%	(55)%	$2,714		$3,855	(30)%
Other noninterest revenue	124		118	106	104	108	5	15	452		413	9
Net interest income	171		204	124	271	244	(16)	(30)	770		904	(15)

Total net revenue	1,018		1,702	1,330	(114)	1,961	(40)	(48)	3,936		5,172	(24)
Provision for credit losses	1		2	(2)	4	12	(50)	(92)	5		58	(91)
Noninterest expense	1,442		1,360	2,187	1,746	1,382	6	4	6,735		4,139	63

Income/(loss) before income tax expense/(benefit)	(425)		340	(855)	(1,864)	567	NM	NM	(2,804)		975	NM

Net income/(loss)	$(258)		$205	$(649)	$(1,130)	$330	NM	NM	$(1,832)		$569	NM

Overhead ratio	142%		80%	164%	NM %	70%			171%		80%

FUNCTIONAL RESULTS
Production
Production revenue	$859		$1,090	$767	$679	$1,098	(21)	(22)	$3,395		$3,440	(1)
Production-related net interest & other income	210		213	199	218	240	(1)	(13)	840		869	(3)

Production-related revenue, excl. repurchase losses	1,069		1,303	966	897	1,338	(18)	(20)	4,235		4,309	(2)
Production expense	518		496	457	424	436	4	19	1,895		1,613	17

Income, excluding repurchase losses	551		807	509	473	902	(32)	(39)	2,340		2,696	(13)
Repurchase losses	(390)		(314)	(223)	(420)	(349)	(24)	(12)	(1,347)		(2,912)	54

Income/(loss) before income tax expense/(benefit)	161		493	286	53	553	(67)	(71)	993		(216)	NM
Servicing
Loan servicing revenue	1,032		1,039	1,011	1,052	1,129	(1)	(9)	4,134		4,575	(10)
Servicing-related net interest & other income	90		115	29	156	108	(22)	(17)	390		433	(10)

Servicing-related revenue	1,122		1,154	1,040	1,208	1,237	(3)	(9)	4,524		5,008	(10)
MSR asset amortization	(406)		(457)	(478)	(563)	(555)	11	27	(1,904)		(2,384)	20
Default servicing expense (a)	702		585	1,449	1,078	720	20	(3)	3,814		1,747	118
Core servicing expense	223		281	279	248	238	(21)	(6)	1,031		837	23

Income/(loss), excluding MSR risk management	(209)		(169)	(1,166)	(681)	(276)	(24)	24	(2,225)		40	NM
MSR risk management, incl. related net interest income/ (expense) (b)	(377)		16	25	(1,236)	290	NM	NM	(1,572)		1,151	NM

Income/(loss) before income tax expense/(benefit)	(586)		(153)	(1,141)	(1,917)	14	(283)	NM	(3,797)		1,191	NM

Net Income/(loss)	$(258)		$205	$(649)	$(1,130)	$330	NM	NM	$(1,832)		$569	NM

SUPPLEMENTAL MORTGAGE FEES AND RELATED INCOME DETAILS
Net production revenue:
Production revenue	$859		$1,090	$767	$679	$1,098	(21)	(22)	$3,395		$3,440	(1)
Repurchase losses	(390)		(314)	(223)	(420)	(349)	(24)	(12)	(1,347)		(2,912)	54

Net production revenue	469		776	544	259	749	(40)	(37)	2,048		528	288
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	1,032		1,039	1,011	1,052	1,129	(1)	(9)	4,134		4,575	(10)
Changes in MSR asset fair value due to modeled servicing portfolio runoff (c)	(406)		(457)	(478)	(563)	(555)	11	27	(1,904)		(2,384)	20

Total operating revenue	626		582	533	489	574	8	9	2,230		2,191	2
Risk management:
Changes in MSR asset fair value due to inputs or assumptions in model	(832)		(4,574)	(960)	(751)	2,909	82	NM	(7,117)		(2,268)	(214)
Derivative valuation adjustments and other	460		4,596	983	(486)	(2,623)	(90)	NM	5,553		3,404	63

Total risk management	(372	)(d)	22	23	(1,237)	286	NM	NM	(1,564	)(e)	1,136	NM

Total net mortgage servicing revenue	254		604	556	(748)	860	(58)	(70)	666		3,327	(80)

Mortgage fees and related income	$723		$1,380	$1,100	$(489)	$1,609	(48)	(55)	$2,714		$3,855	(30)

(a)	Includes $1.7 billion estimated litigation and other costs of foreclosure-related matters for full year 2011.

(b)	MSR risk management predominantly includes: (1) changes in the MSR asset fair value due to changes in market interest rates and other modeled inputs and assumptions, and (2) changes in the value of the derivatives used to hedge the MSR asset.

(c)	Predominantly represents modeled MSR asset amortization.

(d)	In the fourth quarter of 2011, the Firm recognized a loss of $832 million due to a decrease in the fair value of the MSR asset, which included the following: (1) $569 million of refinements to the valuation model and related inputs comprising updates to the prepayment model, including the impact of the Home Affordable Refinance Program (“HARP”) 2.0, revised fee and cost to service assumptions, and an increase in the option adjusted spread (“OAS”) to reflect higher return and capital requirements; and (2) $263 million of losses due to changes in market interest rates. Offsetting this loss, the Firm recognized a $460 million gain on the derivatives used to hedge the MSR asset.

(e)	For full year 2011, the Firm recognized a loss of $7.1 billion due to a decrease in the fair value of the MSR asset, which included the following: (1) $1.7 billion of refinements to the valuation model and related inputs including the $569 million described in footnote (d) and $1.1 billion related to revised cost to service assumptions incorporated in the MSR valuation in the first quarter of 2011; and (2) a $5.4 billion loss due to changes in market interest rates. Offsetting this loss, the Firm recognized a $5.6 billion gain on the derivatives used to hedge the MSR asset for the full year 2011.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS												FULL YEAR
											4Q11 Change						2011 Change
	4Q11		3Q11		2Q11		1Q11		4Q10		3Q11	4Q10	2011		2010		2010
MORTGAGE PRODUCTION AND SERVICING (continued)
SELECTED BALANCE SHEET DATA
End-of-period loans:
Prime mortgage, including option ARMs (a)(b)	$16,891		$14,800		$14,260		$14,147		$14,186		14%	19%	$16,891		$14,186		19%
Loans held-for-sale and loans at fair value (c)	12,694		13,153		13,558		12,234		14,863		(3)	(15)	12,694		14,863		(15)
Average loans:
Prime mortgage, including option ARMs (a)(d)	15,733		14,451		14,083		14,037		13,916		9	13	14,580		13,422		9
Loans held-for-sale and loans at fair value (c)	16,680		16,608		14,613		17,519		18,877		—	(12)	16,354		15,395		6
Average assets	60,473		59,677		58,072		61,354		62,693		1	(4)	59,891		57,778		4
Repurchase reserve (ending)	3,213		3,213		3,213		3,205		3,000		—	7	3,213		3,000		7

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries):
Prime mortgage, including option ARMs	1		2		(2)		4		12		(50)	(92)	5		41		(88)
Net charge-off/(recovery) rate:
Prime mortgage, including option ARMs (d)	0.03%		0.06%		(0.06)%		0.12%		0.35%				0.03%		0.31%
30+ day delinquency rate (b)(e)	3.15		3.35		3.30		3.21		3.44				3.15		3.44
Nonperforming assets (f)	$716		$691		$662		$658		$729		4	(2)	$716		$729		(2)

BUSINESS METRICS (in billions)
Origination volume by channel
Retail	23.1		22.4		20.7		21.0		22.9		3	1	87.2		68.8		27
Wholesale (g)	0.1		0.1		0.1		0.2		0.3		—	(67)	0.5		1.3		(62)
Correspondent (g)	14.9		13.4		10.3		13.5		25.5		11	(42)	52.1		75.3		(31)
CNT (negotiated transactions)	0.5		0.9		2.9		1.5		2.1		(44)	(76)	5.8		10.2		(43)

Total origination volume	38.6		36.8		34.0		36.2		50.8		5	(24)	145.6		155.6		(6)

Application volume by channel
Retail	34.6		37.7		33.6		31.3		32.4		(8)	7	137.2		115.1		19
Wholesale (g)	0.2		0.2		0.3		0.3		0.4		—	(50)	1.0		2.4		(58)
Correspondent (g)	17.8		20.2		14.9		13.6		24.9		(12)	(29)	66.5		97.3		(32)

Total application volume	52.6		58.1		48.8		45.2		57.7		(9)	(9)	204.7		214.8		(5)

Third-party mortgage loans serviced (ending)	902.2		924.5		940.8		955.0		967.5		(2)	(7)	902.2		967.5		(7)
Third-party mortgage loans serviced (average)	913.2		931.4		947.0		958.7		981.7		(2)	(7)	937.6		1,037.6		(10)
MSR net carrying value (ending)	7.2		7.8		12.2		13.1		13.6		(8)	(47)	7.2		13.6		(47)
Ratio of MSR net carrying value (ending) to third-party mortgage loans serviced (ending)	0.80%		0.84%		1.30%		1.37%		1.41%				0.80%		1.41%
Ratio of annualized loan servicing revenue to third-party mortgage loans serviced (average)	0.45		0.44		0.43		0.45		0.46				0.44		0.44
MSR revenue multiple (h)	1.78	x	1.91	x	3.02	x	3.04	x	3.07	x			1.82	x	3.20	x

(a)	Predominantly represents prime loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(b)	End-of-period loans owned includes loans held-for-sale of zero, $131 million, $221 million, $188 million and $154 million at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively. No allowance for loan losses was recorded for these loans. These amounts are excluded when calculating the 30+ day delinquency rate.

(c)	Loans at fair value consist of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets. These loans totaled $12.7 billion, $13.0 billion, $13.3 billion, $12.0 billion and $14.7 billion at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively. Average balances of these loans totaled $16.6 billion, $16.5 billion, $14.5 billion, $17.4 billion and $18.7 billion for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $16.3 billion and $15.2 billion for full year 2011 and 2010, respectively.

(d)	Average loans owned includes loans held-for-sale of $49 million, $108 million, $76 million, $133 million and $185 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $91 million and $204 million for full year 2011 and 2010, respectively. No allowance for loan losses was recorded for these loans. These amounts are excluded when calculating the net charge-off rate.

(e)	Excludes mortgage loans insured by U.S. government agencies of $12.6 billion, $10.5 billion, $10.1 billion, $9.5 billion and $10.3 billion at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(f)	At December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $11.5 billion, $9.5 billion, $9.1 billion, $8.8 billion and $9.4 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $1.0 billion, $2.4 billion, $2.4 billion, $2.3 billion and $1.9 billion, respectively. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(g)	Includes rural housing loans sourced through brokers and correspondents, which are underwritten under Rural Housing Services.

(h)	Represents the ratio of MSR net carrying value (ending) to third-party mortgage loans serviced (ending) divided by the ratio of annualized loan servicing revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
REAL ESTATE PORTFOLIOS
Noninterest revenue	$(13)	$23	$20	$8	$10	NM %	NM %	$38	$115	(67)%
Net interest income	1,073	1,128	1,197	1,156	1,319	(5)	(19)	4,554	5,432	(16)

Total net revenue	1,060	1,151	1,217	1,164	1,329	(8)	(20)	4,592	5,547	(17)
Provision for credit losses	646	899	954	1,076	2,337	(28)	(72)	3,575	8,231	(57)
Noninterest expense	432	363	371	355	413	19	5	1,521	1,627	(7)

Income/(loss) before income tax expense/(benefit)	(18)	(111)	(108)	(267)	(1,421)	84	99	(504)	(4,311)	88

Net income/(loss)	$(11)	$(67)	$(66)	$(162)	$(823)	84	99	$(306)	$(2,493)	88

Overhead ratio	41%	32%	30%	30%	31%			33%	29%

BUSINESS METRICS
LOANS EXCLUDING PCI LOANS (a)
End-of-period loans owned:
Home equity	$77,800	$80,278	$82,751	$85,253	$88,385	(3)	(12)	$77,800	$88,385	(12)
Prime mortgage, including option ARMs	44,284	45,439	46,994	48,552	49,768	(3)	(11)	44,284	49,768	(11)
Subprime mortgage	9,664	10,045	10,441	10,841	11,287	(4)	(14)	9,664	11,287	(14)
Other	718	741	767	801	857	(3)	(16)	718	857	(16)

Total end-of-period loans owned	$132,466	$136,503	$140,953	$145,447	$150,297	(3)	(12)	$132,466	$150,297	(12)
Average loans owned:
Home equity	$79,106	$81,568	$84,065	$86,907	$90,234	(3)	(12)	$82,886	$94,835	(13)
Prime mortgage, including option ARMs	44,886	46,165	47,615	49,273	50,643	(3)	(11)	46,971	53,431	(12)
Subprime mortgage	9,880	10,268	10,667	11,086	11,789	(4)	(16)	10,471	12,729	(18)
Other	729	753	785	829	879	(3)	(17)	773	954	(19)

Total average loans owned	$134,601	$138,754	$143,132	$148,095	$153,545	(3)	(12)	$141,101	$161,949	(13)
PCI LOANS (a)
End-of-period loans owned:
Home equity	$22,697	$23,105	$23,535	$23,973	$24,459	(2)	(7)	$22,697	$24,459	(7)
Prime mortgage	15,180	15,626	16,200	16,725	17,322	(3)	(12)	15,180	17,322	(12)
Subprime mortgage	4,976	5,072	5,187	5,276	5,398	(2)	(8)	4,976	5,398	(8)
Option ARMs	22,693	23,325	24,072	24,791	25,584	(3)	(11)	22,693	25,584	(11)

Total end-of-period loans owned	$65,546	$67,128	$68,994	$70,765	$72,763	(2)	(10)	$65,546	$72,763	(10)
Average loans owned:
Home equity	$22,872	$23,301	$23,727	$24,170	$24,685	(2)	(7)	$23,514	$25,455	(8)
Prime mortgage	15,405	15,909	16,456	16,974	17,604	(3)	(12)	16,181	18,526	(13)
Subprime mortgage	5,024	5,128	5,231	5,301	5,439	(2)	(8)	5,170	5,671	(9)
Option ARMs	23,009	23,666	24,420	25,113	25,912	(3)	(11)	24,045	27,220	(12)

Total average loans owned	$66,310	$68,004	$69,834	$71,558	$73,640	(2)	(10)	$68,910	$76,872	(10)
TOTAL REAL ESTATE PORTFOLIOS
End-of-period loans owned:
Home equity	$100,497	$103,383	$106,286	$109,226	$112,844	(3)	(11)	$100,497	$112,844	(11)
Prime mortgage, including option ARMs	82,157	84,390	87,266	90,068	92,674	(3)	(11)	82,157	92,674	(11)
Subprime mortgage	14,640	15,117	15,628	16,117	16,685	(3)	(12)	14,640	16,685	(12)
Other	718	741	767	801	857	(3)	(16)	718	857	(16)

Total end-of-period loans owned	$198,012	$203,631	$209,947	$216,212	$223,060	(3)	(11)	$198,012	$223,060	(11)
Average loans owned:
Home equity	$101,978	$104,869	$107,792	$111,077	$114,919	(3)	(11)	$106,400	$120,290	(12)
Prime mortgage, including option ARMs	83,300	85,740	88,491	91,360	94,159	(3)	(12)	87,197	99,177	(12)
Subprime mortgage	14,904	15,396	15,898	16,387	17,228	(3)	(13)	15,641	18,400	(15)
Other	729	753	785	829	879	(3)	(17)	773	954	(19)

Total average loans owned	$200,911	$206,758	$212,966	$219,653	$227,185	(3)	(12)	$210,011	$238,821	(12)
Average assets	187,651	193,692	200,116	207,175	215,237	(3)	(13)	197,096	226,961	(13)
Home equity origination volume	277	294	307	249	280	(6)	(1)	1,127	1,203	(6)

(a)	PCI loans represent loans acquired in the Washington Mutual transaction for which a deterioration in credit quality occurred between the origination date and JPMorgan Chase’s acquisition date. These loans were initially recorded at fair value and accrete interest income over the estimated lives of the loans as long as cash flows are reasonably estimable, even if the underlying loans are contractually past due.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs excluding PCI loans (a)(b)
Home equity	$579	$581	$592	$720	$792	—%	(27)%	$2,472	$3,444	(28)%
Prime mortgage, including option ARMs	151	172	198	161	558	(12)	(73)	682	1,573	(57)
Subprime mortgage	143	141	156	186	429	1	(67)	626	1,374	(54)
Other	3	5	8	9	10	(40)	(70)	25	59	(58)

Total net charge-offs	$876	$899	$954	$1,076	$1,789	(3)	(51)	$3,805	$6,450	(41)
Net charge-off rate excluding PCI loans (a)(b)
Home equity	2.90%	2.82%	2.83%	3.36%	3.48%			2.98%	3.63%
Prime mortgage, including option ARMs	1.33	1.48	1.67	1.32	4.37			1.45	2.95
Subprime mortgage	5.74	5.43	5.85	6.80	14.42			5.98	10.82
Other	1.63	2.83	4.01	4.56	4.41			3.23	5.90
Total net charge-off rate excluding PCI loans	2.58	2.57	2.67	2.95	4.62			2.70	3.98
Net charge-off rate — reported
Home equity	2.25%	2.20%	2.20%	2.63%	2.73%			2.32%	2.86%
Prime mortgage, including option ARMs	0.72	0.80	0.90	0.71	2.35			0.78	1.59
Subprime mortgage	3.81	3.63	3.94	4.60	9.90			4.00	7.47
Other	1.63	2.83	4.01	4.56	4.41			3.23	5.90
Total net charge-off rate — reported	1.73	1.72	1.80	1.99	3.12			1.81	2.70

30+ day delinquency rate excluding PCI loans (c)	5.69%	5.80%	5.98%	6.22%	6.45%			5.69%	6.45%
Allowance for loan losses	$14,429	$14,659	$14,659	$14,659	$14,659	(2)	(2)	$14,429	$14,659	(2)
Nonperforming assets (d)	6,638	7,112	7,729	8,152	8,424	(7)	(21)	6,638	8,424	(21)
Allowance for loan losses to ending loans retained	7.29%	7.20%	6.98%	6.78%	6.57%			7.29%	6.57%
Allowance for loan losses to ending loans retained excluding PCI loans (a)	6.58	7.12	6.90	6.68	6.47			6.58	6.47

(a)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction. These loans were accounted for at fair value on the acquisition date, which incorporated management’s estimate, as of that date, of credit losses over the remaining life of the portfolio. An allowance for loan losses of $5.7 billion at December 31, 2011 and $4.9 billion at September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010 was recorded for these loans; these amounts were also excluded from the applicable ratios. To date, no charge-offs have been recorded for these loans.

(b)	Net charge-offs and net charge-off rates for the fourth quarter of 2010 include the effect of $632 million of charge-offs related to an adjustment of the estimated net realizable value of the collateral underlying delinquent residential home loans. Excluding this adjustment, net charge-offs for the fourth quarter of 2010 were $725 million, $240 million and $182 million for the home equity, prime mortgage including option ARMs and subprime mortgage portfolios, respectively. Net charge-off rates excluding this adjustment and excluding PCI loans were 3.19%, 1.88% and 6.12% for the home equity, prime mortgage including option ARMs and subprime mortgage portfolios, respectively.

(c)	The delinquency rate for PCI loans was 23.30%, 24.44%, 26.20%, 27.36% and 28.20% at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(d)	Excludes PCI loans that were acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

JPMORGAN CHASE & CO. CARD SERVICES & AUTO FINANCIAL HIGHLIGHTS (in millions, except ratio data and headcount)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT (a)
REVENUE
Credit card income	$1,053	$1,053	$1,123	$898	$928	—%	13%	$4,127	$3,514	17%
All other income	232	201	183	149	177	15	31	765	764	—

Noninterest revenue (b)	1,285	1,254	1,306	1,047	1,105	2	16	4,892	4,278	14
Net interest income	3,529	3,521	3,455	3,744	3,967	—	(11)	14,249	16,194	(12)

TOTAL NET REVENUE (c)	4,814	4,775	4,761	4,791	5,072	1	(5)	19,141	20,472	(7)

Provision for credit losses	1,060	1,264	944	353	709	(16)	50	3,621	8,570	(58)

NONINTEREST EXPENSE
Compensation expense	460	459	448	459	407	—	13	1,826	1,651	11
Noncompensation expense	1,470	1,560	1,436	1,352	1,346	(6)	9	5,818	5,060	15
Amortization of intangibles	95	96	104	106	114	(1)	(17)	401	467	(14)

TOTAL NONINTEREST EXPENSE (d)	2,025	2,115	1,988	1,917	1,867	(4)	8	8,045	7,178	12

Income before income tax expense	1,729	1,396	1,829	2,521	2,496	24	(31)	7,475	4,724	58
Income tax expense	678	547	719	987	948	24	(28)	2,931	1,852	58

NET INCOME	$1,051	$849	$1,110	$1,534	$1,548	24	(32)	$4,544	$2,872	58

FINANCIAL RATIOS (a)
ROE	26%	21%	28%	39%	33%			28%	16%
Overhead ratio	42	44	42	40	37			42	35

SELECTED BALANCE SHEET DATA (period-end) (a)
Total assets	$208,467	$199,473	$197,915	$201,179	$208,793	5	—	$208,467	$208,793	—
Loans:
Credit Card	132,277	127,135	125,523	128,803	137,676	4	(4)	132,277	137,676	(4)
Auto	47,426	46,659	46,796	47,411	48,367	2	(2)	47,426	48,367	(2)
Student	13,425	13,751	14,003	14,288	14,454	(2)	(7)	13,425	14,454	(7)

Total loans (e)	193,128	187,545	186,322	190,502	200,497	3	(4)	193,128	200,497	(4)
Equity	16,000	16,000	16,000	16,000	18,400	—	(13)	16,000	18,400	(13)
SELECTED BALANCE SHEET DATA (average) (a)
Total assets	$202,226	$199,974	$198,044	$204,441	$205,286	1	(1)	$201,162	$213,041	(6)
Loans:
Credit Card	128,619	126,536	125,038	132,537	135,585	2	(5)	128,167	144,367	(11)
Auto	46,947	46,549	46,966	47,690	48,347	1	(3)	47,034	47,603	(1)
Student	13,543	13,865	14,135	14,410	14,566	(2)	(7)	13,986	15,945	(12)

Total loans (f)	189,109	186,950	186,139	194,637	198,498	1	(5)	189,187	207,915	(9)
Equity	16,000	16,000	16,000	16,000	18,400	—	(13)	16,000	18,400	(13)

Headcount (g)	27,585	27,554	26,874	26,777	25,733	—	7	27,585	25,733	7

(a)	Effective January 1, 2011, the commercial card business that was previously in TSS was transferred to Card. There is no material impact on the financial data; prior-year periods were not revised.

(b)	Includes commercial card noninterest revenue of $67 million, $76 million, $75 million and $72 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively, and $290 million for full year 2011.

(c)	Total net revenue included tax-equivalent adjustments associated with tax-exempt loans to certain qualified entities of $1 million for each of the three months ended June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $2 million and $7 million for full year 2011 and 2010, respectively.

(d)	Includes commercial card noninterest expense of $78 million, $76 million, $69 million and $75 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively, and $298 million for full year 2011.

(e)	Total period-end loans include loans held-for-sale of $102 million, $94 million, $4.0 billion and $2.2 billion at December 31, 2011, September 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(f)	Total average loans include loans held-for-sale of $97 million, $1 million, $276 million, $3.0 billion and $593 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $833 million and $1.3 billion for full year 2011 and 2010, respectively.

(g)	Headcount includes 1,274 employees related to the transfer of the commercial card business from TSS to Card in the first quarter of 2011.

JPMORGAN CHASE & CO. CARD SERVICES & AUTO FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
CREDIT DATA AND QUALITY STATISTICS (a)
Net charge-offs:
Credit Card	$1,390	$1,499	$1,810	$2,226	$2,671	(7)%	(48)%	$6,925	$14,037	(51)%
Auto	44	42	19	47	71	5	(38)	152	298	(49)
Student	126	93	135	80	118	35	7	434	387	12

Total net charge-offs	1,560	1,634	1,964	2,353	2,860	(5)	(45)	7,511	14,722	(49)
Net charge-off rate:
Credit Card (b)	4.29%	4.70%	5.82%	6.97%	7.85%			5.44%	9.73%
Auto	0.37	0.36	0.16	0.40	0.58			0.32	0.63
Student (c)	3.69	2.66	3.83	2.25	3.22			3.10	2.61
Total net charge-off rate	3.27	3.47	4.24	4.98	5.73			3.99	7.12

Delinquency rates
30+ day delinquency rate:
Credit Card (d)	2.81	2.90	2.98	3.57	4.14			2.81	4.14
Auto	1.13	1.01	0.98	0.97	1.22			1.13	1.22
Student (e)	1.78	1.93	1.70	2.01	1.53			1.78	1.53
Total 30+ day delinquency rate	2.32	2.36	2.38	2.79	3.23			2.32	3.23
90+ day delinquency rate — Credit Card (d)	1.44	1.43	1.55	1.93	2.25			1.44	2.25

Nonperforming assets (f)	$228	$232	$233	$275	$269	(2)	(15)	$228	$269	(15)
Allowance for loan losses:
Credit Card	6,999	7,528	8,042	9,041	11,034	(7)	(37)	6,999	11,034	(37)
Auto and Student	1,010	1,009	879	899	899	—	12	1,010	899	12

Total allowance for loan losses	8,009	8,537	8,921	9,940	11,933	(6)	(33)	8,009	11,933	(33)
Allowance for loan losses to period-end loans:
Credit Card (d)	5.30%	5.93%	6.41%	7.24%	8.14%			5.30%	8.14%
Auto and Student	1.66	1.67	1.45	1.46	1.43			1.66	1.43
Total allowance for loan losses to period-end loans	4.15	4.55	4.79	5.33	6.02			4.15	6.02

BUSINESS METRICS
Credit Card, excluding Commercial Card (a)
Sales volume (in billions)	$93.4	$87.3	$85.5	$77.5	$85.9	7	9	$343.7	$313.0	10
New accounts opened	2.2	2.0	2.0	2.6	3.4	10	(35)	8.8	11.3	(22)
Open accounts (g)	65.2	64.3	65.4	91.9	90.7	1	(28)	65.2	90.7	(28)

Merchant Services
Bank card volume (in billions)	$152.6	$138.1	$137.3	$125.7	$127.2	10	20	$553.7	$469.3	18
Total transactions (in billions)	6.8	6.1	5.9	5.6	5.6	11	21	24.4	20.5	19

Auto and Student
Origination volume (in billions)
Auto	$4.9	$5.9	$5.4	$4.8	$4.8	(17)	2	$21.0	$23.0	(9)
Student	0.1	0.1	—	0.1	—	—	NM	0.3	1.9	(84)

(a)	Effective January 1, 2011, the commercial card business that was previously in TSS was transferred to Card. There is no material impact on the financial data; prior-year periods were not revised. The commercial card portfolio is excluded from business metrics and supplemental information where noted.
(b)	Average loans include loans held-for-sale of $97 million, $1 million, $276 million, $3.0 billion and $586 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $833 million and $148 million for full year 2011 and 2010, respectively. These amounts are excluded when calculating the net charge-off rate.
(c)	Average loans included loans held-for-sale of $7 million for the three months ended December 31, 2010, and $1.1 billion for full year 2010. These amounts are excluded when calculating the net charge-off rate.
(d)	Period-end loans include loans held-for-sale of $102 million, $94 million, $4.0 billion and $2.2 billion at December 31, 2011, September 30, 2011, March 31, 2011 and December 31, 2010, respectively. No allowance for loan losses was recorded for these loans. Loans held-for-sale are excluded when calculating the allowance for loan losses to period-end loans and delinquency rates.
(e)	Excludes student loans insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”) of $989 million, $995 million, $968 million, $1.0 billion and $1.1 billion at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.
(f)	Nonperforming assets exclude student loans insured by U.S. government agencies under the FFELP of $551 million, $567 million, $558 million, $615 million and $625 million at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.
(g)	Reflects the impact of portfolio sales in the second quarter of 2011.

JPMORGAN CHASE & CO. CARD SERVICES & AUTO FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SUPPLEMENTAL INFORMATION (a)(b)

Card Services, excluding Washington Mutual portfolio
Loans (period-end)	$121,224	$115,766	$113,766	$116,395	$123,943	5%	(2)%	$121,224	$123,943	(2)%
Average loans	117,447	114,940	112,984	119,411	121,493	2	(3)	116,186	128,312	(9)
Net interest income (c)	8.51%	8.61%	8.60%	9.09%	9.16%			8.70%	8.86%
Net revenue (c)	11.67	11.73	12.01	11.57	11.78			11.74	11.22
Risk adjusted margin (c)(d)	9.61	8.93	8.71	10.28	10.26			9.39	5.81
Net charge-off rate (e)	3.88	4.29	5.22	6.13	7.08			4.88	8.72
30+ day delinquency rate (f)	2.53	2.62	2.71	3.22	3.66			2.53	3.66
90+ day delinquency rate (f)	1.29	1.28	1.41	1.71	1.98			1.29	1.98

Card Services, excluding Washington Mutual and commercial card portfolios
Loans (period-end)	$119,966	$114,207	$112,366	$115,016	$123,943	5	(3)	$119,966	$123,943	(3)
Average loans	116,027	113,541	111,641	118,145	121,493	2	(4)	114,828	128,312	(11)
Net interest income (c)	8.67%	8.79%	8.77%	9.25%	9.16%			8.87%	8.86%
Net revenue (c)	11.64	11.68	11.95	11.51	11.78			11.69	11.22
Risk adjusted margin (c)(d)	9.56	8.84	8.61	10.21	10.26			9.32	5.81
Net charge-off rate (e)	3.93	4.34	5.28	6.20	7.08			4.93	8.72
30+ day delinquency rate (f)	2.54	2.64	2.73	3.25	3.66			2.54	3.66
90+ day delinquency rate (f)	1.30	1.30	1.42	1.73	1.98			1.30	1.98

(a)	Effective January 1, 2011, the commercial card business that was previously in TSS was transferred to Card. There is no material impact on the financial data; prior-year periods were not revised. The commercial card portfolio is excluded from business metrics and supplemental information where noted.

(b)	Supplemental information is provided for Card Services, excluding Washington Mutual and commercial card portfolios and including loans held-for-sale, which are non-GAAP financial measures, to provide more meaningful measures that enable comparability with prior periods.

(c)	As a percentage of average loans.

(d)	Represents total net revenue less provision for credit losses.

(e)	Average loans include loans held-for-sale of $97 million, $1 million, $276 million, $3.0 billion and $586 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $833 million and $148 million for full year 2011 and 2010, respectively. These amounts are included when calculating the net charge-off rate.

(f)	Period-end loans include loans held-for-sale of $102 million, $94 million, $4.0 billion and $2.2 billion at December 31, 2011, September 30, 2011, March 31, 2011 and December 31, 2010, respectively. These amounts are included when calculating the delinquency rates.

JPMORGAN CHASE & CO. COMMERCIAL BANKING FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$267	$269	$281	$264	$273	(1)%	(2)%	$1,081	$1,099	(2)%
Asset management, administration and commissions	32	35	34	35	35	(9)	(9)	136	144	(6)
All other income (a)	272	220	283	203	299	24	(9)	978	957	2

Noninterest revenue	571	524	598	502	607	9	(6)	2,195	2,200	—
Net interest income	1,116	1,064	1,029	1,014	1,004	5	11	4,223	3,840	10

TOTAL NET REVENUE (b)	1,687	1,588	1,627	1,516	1,611	6	5	6,418	6,040	6

Provision for credit losses	40	67	54	47	152	(40)	(74)	208	297	(30)

NONINTEREST EXPENSE
Compensation expense	215	229	219	223	208	(6)	3	886	820	8
Noncompensation expense	356	337	336	332	342	6	4	1,361	1,344	1
Amortization of intangibles	8	7	8	8	8	14	—	31	35	(11)

TOTAL NONINTEREST EXPENSE	579	573	563	563	558	1	4	2,278	2,199	4

Income before income tax expense	1,068	948	1,010	906	901	13	19	3,932	3,544	11
Income tax expense	425	377	403	360	371	13	15	1,565	1,460	7

NET INCOME	$643	$571	$607	$546	$530	13	21	$2,367	$2,084	14

Revenue by product:
Lending (c)	$881	$857	$880	$837	$749	3	18	$3,455	$2,749	26
Treasury services (c)	600	572	556	542	659	5	(9)	2,270	2,632	(14)
Investment banking	120	116	152	110	126	3	(5)	498	466	7
Other	86	43	39	27	77	100	12	195	193	1

Total Commercial Banking revenue	$1,687	$1,588	$1,627	$1,516	$1,611	6	5	$6,418	$6,040	6

IB revenue, gross (d)	$350	$320	$442	$309	$347	9	1	$1,421	$1,335	6

Revenue by client segment:
Middle Market Banking	$810	$791	$789	$755	$781	2	4	$3,145	$3,060	3
Commercial Term Lending	299	297	286	286	301	1	(1)	1,168	1,023	14
Corporate Client Banking (e)	326	306	339	290	302	7	8	1,261	1,154	9
Real Estate Banking	115	104	109	88	117	11	(2)	416	460	(10)
Other	137	90	104	97	110	52	25	428	343	25

Total Commercial Banking revenue	$1,687	$1,588	$1,627	$1,516	$1,611	6	5	$6,418	$6,040	6

FINANCIAL RATIOS
ROE	32%	28%	30%	28%	26%			30%	26%
Overhead ratio	34	36	35	37	35			35	36

(a)	Commercial Banking (“CB”) client revenue from investment banking products and commercial card transactions is included in all other income.

(b)	Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities as well as tax-exempt income from municipal bond activity of $123 million, $90 million, $67 million, $65 million and $85 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $345 million and $238 million for full year 2011 and 2010, respectively.

(c)	Effective January 1, 2011, product revenue from commercial card and standby letters of credit transactions was included in lending. For the three months ended December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, the impact of the change was $108 million, $109 million, $114 million and $107 million, respectively, and $438 million for full year 2011. In prior-year periods, it was reported in treasury services.

(d)	Represents the total revenue related to investment banking products sold to CB clients.

(e)	Corporate Client Banking was known as Mid-Corporate Banking prior to January 1, 2011.

JPMORGAN CHASE & CO. COMMERCIAL BANKING FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$158,040	$151,095	$148,662	$140,706	$142,646	5%	11%	$158,040	$142,646	11%
Loans:
Loans retained	111,162	106,834	102,122	99,334	97,900	4	14	111,162	97,900	14
Loans held-for-sale and loans at fair value	840	584	557	835	1,018	44	(17)	840	1,018	(17)

Total loans	112,002	107,418	102,679	100,169	98,918	4	13	112,002	98,918	13
Equity	8,000	8,000	8,000	8,000	8,000	—	—	8,000	8,000	—

Period-end loans by client segment:
Middle Market Banking	$44,437	$42,365	$40,530	$38,618	$37,942	5	17	$44,437	$37,942	17
Commercial Term Lending	38,583	38,539	38,012	37,677	37,928	—	2	38,583	37,928	2
Corporate Client Banking (a)	16,747	15,100	13,097	12,705	11,678	11	43	16,747	11,678	43
Real Estate Banking	8,211	7,470	7,409	7,535	7,591	10	8	8,211	7,591	8
Other	4,024	3,944	3,631	3,634	3,779	2	6	4,024	3,779	6

Total Commercial Banking loans	$112,002	$107,418	$102,679	$100,169	$98,918	4	13	$112,002	$98,918	13

SELECTED BALANCE SHEET DATA (average)
Total assets	$155,611	$145,195	$143,560	$140,400	$138,041	7	13	$146,230	$133,654	9
Loans:
Loans retained	109,328	104,705	100,857	98,829	97,823	4	12	103,462	96,584	7
Loans held-for-sale and loans at fair value	580	632	1,015	756	612	(8)	(5)	745	422	77

Total loans	109,908	105,337	101,872	99,585	98,435	4	12	104,207	97,006	7
Liability balances	199,138	180,275	162,769	156,200	147,534	10	35	174,729	138,862	26
Equity	8,000	8,000	8,000	8,000	8,000	—	—	8,000	8,000	—

Average loans by client segment:
Middle Market Banking	$43,215	$41,540	$40,012	$38,207	$36,561	4	18	$40,759	$35,059	16
Commercial Term Lending	38,679	38,198	37,729	37,810	38,358	1	1	38,107	36,978	3
Corporate Client Banking (a)	16,116	14,373	13,062	12,374	11,771	12	37	13,993	11,926	17
Real Estate Banking	7,936	7,465	7,467	7,607	8,169	6	(3)	7,619	9,344	(18)
Other	3,962	3,761	3,602	3,587	3,576	5	11	3,729	3,699	1

Total Commercial Banking loans	$109,908	$105,337	$101,872	$99,585	$98,435	4	12	$104,207	$97,006	7

Headcount	5,520	5,417	5,140	4,941	4,881	2	13	5,520	4,881	13

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$99	$17	$40	$31	$286	482	(65)	$187	$909	(79)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (b)	1,036	1,417	1,613	1,925	1,964	(27)	(47)	1,036	1,964	(47)
Nonaccrual loans held-for-sale and loans at fair value	17	26	21	30	36	(35)	(53)	17	36	(53)

Total nonaccrual loans	1,053	1,443	1,634	1,955	2,000	(27)	(47)	1,053	2,000	(47)
Assets acquired in loan satisfactions	85	168	197	179	197	(49)	(57)	85	197	(57)

Total nonperforming assets	1,138	1,611	1,831	2,134	2,197	(29)	(48)	1,138	2,197	(48)
Allowance for credit losses:
Allowance for loan losses	2,603	2,671	2,614	2,577	2,552	(3)	2	2,603	2,552	2
Allowance for lending-related commitments	189	181	187	206	209	4	(10)	189	209	(10)

Total allowance for credit losses	2,792	2,852	2,801	2,783	2,761	(2)	1	2,792	2,761	1

Net charge-off rate (c)	0.36%	0.06%	0.16%	0.13%	1.16%			0.18%	0.94%
Allowance for loan losses to period-end loans retained (c)	2.34	2.50	2.56	2.59	2.61			2.34	2.61
Allowance for loan losses to nonaccrual loans retained (b)(c)	251	188	162	134	130			251	130
Nonaccrual loans to total period-end loans	0.94	1.34	1.59	1.95	2.02			0.94	2.02

(a)	Corporate Client Banking was known as Mid-Corporate Banking prior to January 1, 2011.

(b)	Allowance for loan losses of $176 million, $257 million, $289 million, $360 million and $340 million was held against nonaccrual loans retained at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

(c)	Loans held-for-sale and loans at fair value were excluded when calculating the allowance coverage ratios and net charge-off rate.

JPMORGAN CHASE & CO. TREASURY & SECURITIES SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$313	$310	$314	$303	$314	1%	—%	$1,240	$1,256	(1	) %
Asset management, administration and commissions	671	656	726	695	689	2	(3)	2,748	2,697	2
All other income	133	141	143	139	209	(6)	(36)	556	804	(31)

Noninterest revenue	1,117	1,107	1,183	1,137	1,212	1	(8)	4,544	4,757	(4)
Net interest income	905	801	749	703	701	13	29	3,158	2,624	20

TOTAL NET REVENUE	2,022	1,908	1,932	1,840	1,913	6	6	7,702	7,381	4

Provision for credit losses	19	(20)	(2)	4	10	NM	90	1	(47)	NM
Credit allocation income/(expense) (a)	(60)	9	32	27	(30)	NM	(100)	8	(121)	NM

NONINTEREST EXPENSE
Compensation expense	672	718	719	715	679	(6)	(1)	2,824	2,734	3
Noncompensation expense	877	728	719	647	763	20	15	2,971	2,790	6
Amortization of intangibles	14	24	15	15	28	(42)	(50)	68	80	(15)

TOTAL NONINTEREST EXPENSE	1,563	1,470	1,453	1,377	1,470	6	6	5,863	5,604	5

Income before income tax expense	380	467	513	486	403	(19)	(6)	1,846	1,703	8
Income tax expense	130	162	180	170	146	(20)	(11)	642	624	3

NET INCOME	$250	$305	$333	$316	$257	(18)	(3)	$1,204	$1,079	12

FINANCIAL RATIOS
ROE	14%	17%	19%	18%	16%			17%	17%
Pretax margin ratio	19	24	27	26	21			24	23
Overhead ratio	77	77	75	75	77			76	76
Pre-provision profit ratio (b)	23	23	25	25	23			24	24

REVENUE BY BUSINESS
Worldwide Securities Services (“WSS”):
Investor Services	$752	$740	$782	$745	$740	2	2	$3,019	$2,869	5
Clearance, Collateral Mgmt & Depositary Receipts	219	199	220	204	220	10	—	842	814	3

Total WSS Revenue	971	939	1,002	949	960	3	1	3,861	3,683	5
Treasury Services (“TS”):
Transaction Services	$874	$816	$785	$765	$831	7	5	$3,240	$3,233	—
Trade Finance	177	153	145	126	122	16	45	601	465	29

Total TS Revenue	1,051	969	930	891	953	8	10	3,841	3,698	4

(a)	IB manages traditional credit exposures related to GCB on behalf of IB and TSS. Effective January 1, 2011, IB and TSS share the economics related to the Firm’s GCB clients. Included within this allocation are net revenue, provision for credit losses, as well as expenses. The prior-year periods reflected a reimbursement to IB for a portion of the total costs of managing the credit portfolio. IB recognizes this credit allocation as a component of all other income.

(b)	For more information on this ratio, see Glossary of Terms on page 50.

JPMORGAN CHASE & CO. TREASURY & SECURITIES SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data, and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$68,665	$62,364	$55,950	$50,614	$45,481	10%	51%	$68,665	$45,481	51%
Loans (a)	42,992	36,389	34,034	31,020	27,168	18	58	42,992	27,168	58
Equity	7,000	7,000	7,000	7,000	6,500	—	8	7,000	6,500	8

SELECTED BALANCE SHEET DATA (average)
Total assets	$63,686	$60,141	$52,688	$47,873	$46,301	6	38	$56,151	$42,494	32
Loans (a)	39,289	35,303	33,069	29,290	26,941	11	46	34,268	23,271	47
Liability balances	364,196	341,107	302,858	265,720	256,661	7	42	318,802	248,451	28
Equity	7,000	7,000	7,000	7,000	6,500	—	8	7,000	6,500	8

Headcount	27,825	28,157	28,230	28,040	29,073	(1)	(4)	27,825	29,073	(4)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$—	$—	$—	$—	$—	—	—	$—	$1	NM
Nonaccrual loans	4	3	3	11	12	33	(67)	4	12	(67)
Allowance for credit losses:
Allowance for loan losses	65	49	74	69	65	33	—	65	65	—
Allowance for lending-related commitments	49	46	41	48	51	7	(4)	49	51	(4)

Total allowance for credit losses	114	95	115	117	116	20	(2)	114	116	(2)

Net charge-off rate	—%	—%	—%	—%	—%			—%	—%
Allowance for loan losses to period-end loans	0.15	0.14	0.22	0.22	0.24			0.15	0.24
Allowance for loan losses to nonaccrual loans	NM	NM	NM	NM	NM			NM	NM
Nonaccrual loans to period-end loans	0.01	0.01	0.01	0.04	0.04			0.01	0.04

WSS BUSINESS METRICS
Assets under custody (“AUC”) by asset class (period-end)
(in billions):
Fixed Income	$10,926	$10,871	$10,686	$10,437	$10,364	1	5	$10,926	$10,364	5
Equity	4,878	4,401	5,267	5,238	4,850	11	1	4,878	4,850	1
Other (b)	1,066	978	992	944	906	9	18	1,066	906	18

Total AUC	$16,870	$16,250	$16,945	$16,619	$16,120	4	5	$16,870	$16,120	5

Liability Balances (average)	122,102	107,105	90,204	82,724	83,511	14	46	100,660	79,457	27

TS BUSINESS METRICS
Liability balances (average)	242,094	234,002	212,654	182,996	173,150	3	40	218,142	168,994	29
Trade Finance Loans (period-end)	36,696	30,104	27,473	25,499	21,156	22	73	36,696	21,156	73

(a)	Loan balances include trade finance loans, wholesale overdrafts and commercial card. Effective January 1, 2011, the commercial card loan business (of approximately $1.2 billion) that was previously in TSS was transferred to Card. There is no material impact on the financial data; the prior-year periods were not revised.

(b)	Consists of mutual funds, unit investment trusts, currencies, annuities, insurance contracts, options and nonsecurities contracts.

JPMORGAN CHASE & CO.
TREASURY & SECURITIES SERVICES
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INTERNATIONAL METRICS
Net revenue by geographic region (a)
Asia/Pacific	$339	$321	$299	$276	$270	6%	26%	$1,235	$978	26%
Latin America/Caribbean	112	61	80	76	91	84	23	329	257	28
Europe/Middle East/Africa	689	648	691	630	624	6	10	2,658	2,389	11
North America	882	878	862	858	928	—	(5)	3,480	3,757	(7)

Total net revenue	$2,022	$1,908	$1,932	$1,840	$1,913	6	6	$7,702	$7,381	4

Average liability balances (a)
Asia/Pacific	$49,407	$42,987	$42,472	$39,123	$35,502	15	39	$43,524	$32,862	32
Latin America/Caribbean	11,563	12,722	13,506	12,720	13,114	(9)	(12)	12,625	11,558	9
Europe/Middle East/Africa	130,862	129,608	125,911	108,997	100,878	1	30	123,920	102,014	21
North America	172,364	155,790	120,969	104,880	107,167	11	61	138,733	102,017	36

Total average liability balances	$364,196	$341,107	$302,858	$265,720	$256,661	7	42	$318,802	$248,451	28

Trade finance loans (period-end) (a)
Asia/Pacific	$19,280	$16,918	$15,736	$14,607	$11,834	14	63	$19,280	$11,834	63
Latin America/Caribbean	6,254	5,228	4,553	4,014	3,628	20	72	6,254	3,628	72
Europe/Middle East/Africa	9,726	6,853	6,184	5,794	4,874	42	100	9,726	4,874	100
North America	1,436	1,105	1,000	1,084	820	30	75	1,436	820	75

Total trade finance loans	$36,696	$30,104	$27,473	$25,499	$21,156	22	73	$36,696	$21,156	73

AUC (period-end)( in billions) (a)
North America	$9,735	$9,611	$9,976	$9,901	$9,836	1	(1)	$9,735	$9,836	(1)
All other regions	7,135	6,639	6,969	6,718	6,284	7	14	7,135	6,284	14

Total AUC	$16,870	$16,250	$16,945	$16,619	$16,120	4	5	$16,870	$16,120	5

TSS FIRMWIDE DISCLOSURES (b)
TS revenue - reported	$1,051	$969	$930	$891	$953	8	10	$3,841	$3,698	4
TS revenue reported in CB (c)	600	572	556	542	659	5	(9)	2,270	2,632	(14)
TS revenue reported in other lines of business	69	68	65	63	65	1	6	265	247	7

TS firmwide revenue (d)	1,720	1,609	1,551	1,496	1,677	7	3	6,376	6,577	(3)
Worldwide Securities Services revenue	971	939	1,002	949	960	3	1	3,861	3,683	5

TSS firmwide revenue (d)	$2,691	$2,548	$2,553	$2,445	$2,637	6	2	$10,237	$10,260	—

TSS total foreign exchange (“FX”) revenue (d)	154	179	165	160	181	(14)	(15)	658	636	3

TS firmwide liability balances (average) (e)	$441,572	$414,485	$375,432	$339,240	$320,745	7	38	$393,022	$308,028	28
TSS firmwide liability balances (average) (e)	563,334	521,383	465,627	421,920	404,195	8	39	493,531	387,313	27

Number of:
U.S.$ ACH transactions originated	983	972	959	992	995	1	(1)	3,906	3,892	—
Total U.S.$ clearing volume (in thousands)	33,055	33,117	32,274	30,971	32,144	—	3	129,417	122,123	6
International electronic funds transfer volume (in thousands) (f)	63,669	62,718	63,208	60,942	60,882	2	5	250,537	232,453	8
Wholesale check volume	592	601	608	532	525	(1)	13	2,333	2,060	13
Wholesale cards issued (in thousands) (g)	25,187	24,288	23,746	23,170	29,785	4	(15)	25,187	29,785	(15)

(a)	Total net revenue, average liability balances, trade finance loans and AUC are based on TSS management’s view of the domicile of clients.

(b)	TSS firmwide metrics include revenue recorded in CB, Consumer & Business Banking and Asset Management (“AM”) lines of business and net TSS FX revenue (it excludes TSS FX revenue recorded in the IB). In order to capture the firmwide impact of Treasury Services (“TS”) and TSS products and revenue, management reviews firmwide metrics in assessing financial performance of TSS. Firmwide metrics are necessary in order to understand the aggregate TSS business.

(c)	Effective January 1, 2011, certain CB revenues were excluded in the TS firmwide metrics; they are instead directly captured within CB’s lending revenue by product. For the three months ended December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, the impact of this change was $108 million, $109 million, $114 million and $107 million, respectively, and $438 million for full year 2011. In prior-year periods, these revenues were included in CB’s treasury services revenue by product.

(d)	IB executes FX transactions on behalf of TSS customers under revenue sharing agreements. FX revenue generated by TSS customers is recorded in TSS and IB. TSS Total FX revenue reported above is the gross (pre-split) FX revenue generated by TSS customers. However, TSS firmwide revenue includes only the FX revenue booked in TSS, i.e., it does not include the portion of TSS FX revenue recorded in IB.

(e)	Firmwide liability balances include liability balances recorded in CB.

(f)	International electronic funds transfer includes non-U.S. dollar Automated Clearing House (“ACH”) and clearing volume.

(g)	Wholesale cards issued and outstanding include commercial, stored value, prepaid and government electronic benefit card products. Effective January 1, 2011, the commercial card portfolio was transferred from TSS to Card.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS (in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$1,606	$1,617	$1,818	$1,707	$1,846	(1)%	(13)%	$6,748	$6,374	6%
All other income	232	281	321	313	386	(17)	(40)	1,147	1,111	3

Noninterest revenue	1,838	1,898	2,139	2,020	2,232	(3)	(18)	7,895	7,485	5
Net interest income	446	418	398	386	381	7	17	1,648	1,499	10

TOTAL NET REVENUE	2,284	2,316	2,537	2,406	2,613	(1)	(13)	9,543	8,984	6

Provision for credit losses	24	26	12	5	23	(8)	4	67	86	(22)

NONINTEREST EXPENSE
Compensation expense	1,046	999	1,068	1,039	1,078	5	(3)	4,152	3,763	10
Noncompensation expense	674	775	704	599	679	(13)	(1)	2,752	2,277	21
Amortization of intangibles	32	22	22	22	20	45	60	98	72	36

TOTAL NONINTEREST EXPENSE	1,752	1,796	1,794	1,660	1,777	(2)	(1)	7,002	6,112	15

Income before income tax expense	508	494	731	741	813	3	(38)	2,474	2,786	(11)
Income tax expense	206	109	292	275	306	89	(33)	882	1,076	(18)

NET INCOME	$302	$385	$439	$466	$507	(22)	(40)	$1,592	$1,710	(7)

REVENUE BY CLIENT SEGMENT
Private Banking	$1,212	$1,298	$1,289	$1,317	$1,376	(7)	(12)	$5,116	$4,860	5
Institutional (a)	558	478	694	543	675	17	(17)	2,273	2,180	4
Retail (a)	514	540	554	546	562	(5)	(9)	2,154	1,944	11

TOTAL NET REVENUE	$2,284	$2,316	$2,537	$2,406	$2,613	(1)	(13)	$9,543	$8,984	6

FINANCIAL RATIOS
ROE	18%	24%	27%	29%	31%			25%	26%
Overhead ratio	77	78	71	69	68			73	68
Pretax margin ratio	22	21	29	31	31			26	31

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$86,242	$81,179	$78,199	$71,521	$68,997	6	25	$86,242	$68,997	25
Loans	57,573	54,178	51,747	46,454	44,084	6	31	57,573	44,084	31
Equity	6,500	6,500	6,500	6,500	6,500	—	—	6,500	6,500	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$82,594	$78,669	$74,206	$68,918	$69,290	5	19	$76,141	$65,056	17
Loans	54,691	52,652	48,837	44,948	42,296	4	29	50,315	38,948	29
Deposits	121,493	111,090	97,509	95,250	89,314	9	36	106,421	86,096	24
Equity	6,500	6,500	6,500	6,500	6,500	—	—	6,500	6,500	—

Headcount	18,036	18,084	17,963	17,203	16,918	—	7	18,036	16,918	7

(a)	In the fourth quarter of 2011, the prior periods of 2011 Institutional and Retail client revenue data were revised as a result of enhancements to the revenue allocation model.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
BUSINESS METRICS
Number of:
Client advisors (a)	2,444	2,418	2,282	2,288	2,281	1%	7%	2,444	2,281	7%
Retirement Planning Services participants (in thousands)	1,798	1,755	1,613	1,604	1,580	2	14	1,798	1,580	14
JPMorgan Securities brokers (a)	439	446	437	431	415	(2)	6	439	415	6
% of customer assets in 4 & 5 Star Funds (b)	43%	47%	50%	46%	49%	(9)	(12)	43%	49%	(12)
% of AUM in 1st and 2nd quartiles: (c)
1 year	48	49	56	57	67	(2)	(28)	48	67	(28)
3 years	72	73	71	70	72	(1)	—	72	72	—
5 years	78	77	76	77	80	1	(3)	78	80	(3)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$48	$—	$33	$11	$8	NM	500	$92	$76	21
Nonaccrual loans	317	311	252	254	375	2	(15)	317	375	(15)
Allowance for credit losses:
Allowance for loan losses	209	240	222	257	267	(13)	(22)	209	267	(22)
Allowance for lending-related commitments	10	9	9	4	4	11	150	10	4	150

Total allowance for credit losses	219	249	231	261	271	(12)	(19)	219	271	(19)
Net charge-off rate	0.35%	—%	0.27%	0.10%	0.08%			0.18%	0.20%
Allowance for loan losses to period-end loans	0.36	0.44	0.43	0.55	0.61			0.36	0.61
Allowance for loan losses to nonaccrual loans	66	77	88	101	71			66	71
Nonaccrual loans to period-end loans	0.55	0.57	0.49	0.55	0.85			0.55	0.85

(a)	Effective January 1, 2011, the methodology used to determine client advisors was revised. Prior-year periods have been revised.

(b)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(c)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS, CONTINUED (in billions)

						December 31, 2011 Change
ASSETS UNDER SUPERVISION (a)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2010
Assets by asset class
Liquidity	$515	$464	$476	$490	$497	11%	4%
Fixed income	336	321	319	305	289	5	16
Equity and multi-asset	372	356	430	421	404	4	(8)
Alternatives	113	113	117	114	108	—	5

TOTAL ASSETS UNDER MANAGEMENT	1,336	1,254	1,342	1,330	1,298	7	3
Custody/brokerage/administration/deposits	585	552	582	578	542	6	8

TOTAL ASSETS UNDER SUPERVISION	$1,921	$1,806	$1,924	$1,908	$1,840	6	4

Assets by client segment
Private Banking	$291	$276	$291	$293	$284	5	2
Institutional (b)	722	673	708	711	703	7	3
Retail (b)	323	305	343	326	311	6	4

TOTAL ASSETS UNDER MANAGEMENT	$1,336	$1,254	$1,342	$1,330	$1,298	7	3

Private Banking	$781	$738	$776	$773	$731	6	7
Institutional (b)	723	674	709	713	703	7	3
Retail (b)	417	394	439	422	406	6	3

TOTAL ASSETS UNDER SUPERVISION	$1,921	$1,806	$1,924	$1,908	$1,840	6	4

Mutual fund assets by asset class
Liquidity	$458	$409	$421	$436	$446	12	3
Fixed income	107	101	105	99	92	6	16
Equity and multi-asset	147	139	176	173	169	6	(13)
Alternatives	8	8	9	8	7	—	14

TOTAL MUTUAL FUND ASSETS	$720	$657	$711	$716	$714	10	1

(a)	Excludes assets under management of American Century Companies, Inc. in which the Firm sold its ownership interest on August 31, 2011. The Firm previously had an ownership interest of 40% at June 30, 2011 and March 31, 2011, and 41% at December 31, 2010.

(b)	In the second quarter of 2011, the hierarchy used to classify client assets was revised, and all prior periods have been revised.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS, CONTINUED (in billions)

	QUARTERLY TRENDS					FULL YEAR
	4Q11	3Q11	2Q11	1Q11	4Q10	2011	2010
ASSETS UNDER SUPERVISION (continued)
Assets under management rollforward
Beginning balance	$1,254	$1,342	$1,330	$1,298	$1,257	$1,298	$1,249
Net asset flows:
Liquidity	53	(10)	(16)	(9)	(25)	18	(89)
Fixed income	9	3	12	16	10	40	50
Equities, multi-asset and alternatives	(4)	(1)	7	11	13	13	19
Market/performance/other impacts	24	(80)	9	14	43	(33)	69

Ending balance	$1,336	$1,254	$1,342	$1,330	$1,298	$1,336	$1,298

Assets under supervision rollforward
Beginning balance	$1,806	$1,924	$1,908	$1,840	$1,770	$1,840	$1,701
Net asset flows	69	11	12	31	1	123	28
Market/performance/other impacts	46	(129)	4	37	69	(42)	111

Ending balance	$1,921	$1,806	$1,924	$1,908	$1,840	$1,921	$1,840

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS, CONTINUED (in billions, except where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INTERNATIONAL METRICS
Total net revenue: (in millions) (a)
Europe/Middle East/Africa	$392	$395	$478	$439	$481	(1)%	(19)%	$1,704	$1,642	4%
Asia/Pacific	220	248	257	246	263	(11)	(16)	971	925	5
Latin America/Caribbean	224	168	251	165	168	33	33	808	541	49
North America	1,448	1,505	1,551	1,556	1,701	(4)	(15)	6,060	5,876	3

Total net revenue	$2,284	$2,316	$2,537	$2,406	$2,613	(1)	(13)	$9,543	$8,984	6

Assets under management:
Europe/Middle East/Africa	$278	$255	$298	$300	$282	9	(1)	$278	$282	(1)
Asia/Pacific	105	104	119	115	111	1	(5)	105	111	(5)
Latin America/Caribbean	34	32	37	35	35	6	(3)	34	35	(3)
North America	919	863	888	880	870	6	6	919	870	6

Total assets under management	$1,336	$1,254	$1,342	$1,330	$1,298	7	3	$1,336	$1,298	3

Assets under supervision:
Europe/Middle East/Africa	$329	$306	$353	$353	$331	8	(1)	$329	$331	(1)
Asia/Pacific	139	140	161	155	147	(1)	(5)	139	147	(5)
Latin America/Caribbean	89	87	94	88	84	2	6	89	84	6
North America	1,364	1,273	1,316	1,312	1,278	7	7	1,364	1,278	7

Total assets under supervision	$1,921	$1,806	$1,924	$1,908	$1,840	6	4	$1,921	$1,840	4

(a)	Regional revenue is based on the domicile of clients.

JPMORGAN CHASE & CO. CORPORATE/PRIVATE EQUITY FINANCIAL HIGHLIGHTS (in millions, except headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
INCOME STATEMENT
REVENUE
Principal transactions	$324	$(933)	$745	$1,298	$587	NM %	(45)%	$1,434	$2,208	(35)%
Securities gains	54	607	837	102	1,199	(91)	(95)	1,600	2,898	(45)
All other income	75	186	265	78	(24)	(60)	NM	604	253	139

Noninterest revenue	453	(140)	1,847	1,478	1,762	NM	(74)	3,638	5,359	(32)
Net interest income	245	8	218	34	(131)	NM	NM	505	2,063	(76)

TOTAL NET REVENUE (a)	698	(132)	2,065	1,512	1,631	NM	(57)	4,143	7,422	(44)

Provision for credit losses	(10)	(7)	(9)	(10)	2	(43)	NM	(36)	14	NM

NONINTEREST EXPENSE
Compensation expense	602	552	614	657	538	9	12	2,425	2,357	3
Noncompensation expense (b)	1,649	1,995	2,097	1,143	2,352	(17)	(30)	6,884	8,788	(22)

Subtotal	2,251	2,547	2,711	1,800	2,890	(12)	(22)	9,309	11,145	(16)
Net expense allocated to other businesses	(1,321)	(1,331)	(1,270)	(1,238)	(1,191)	1	(11)	(5,160)	(4,790)	(8)

TOTAL NONINTEREST EXPENSE	930	1,216	1,441	562	1,699	(24)	(45)	4,149	6,355	(35)

Income/(loss) before income tax expense/(benefit)	(222)	(1,341)	633	960	(70)	83	(217)	30	1,053	(97)
Income tax expense/(benefit)	(445)	(696)	131	238	(99)	36	(349)	(772)	(205)	(277)

NET INCOME/(LOSS)	$223	$(645)	$502	$722	$29	NM	NM	$802	$1,258	(36)

MEMO:
TOTAL NET REVENUE
Private equity	$(113)	$(546)	$796	$699	$355	79	NM	$836	$1,239	(33)
Corporate	811	414	1,269	813	1,276	96	(36)	3,307	6,183	(47)

TOTAL NET REVENUE	$698	$(132)	$2,065	$1,512	$1,631	NM	(57)	$4,143	$7,422	(44)

NET INCOME/(LOSS)
Private equity	$(89)	$(347)	$444	$383	$178	74	NM	$391	$588	(34)
Corporate	312	(298)	58	339	(149)	NM	NM	411	670	(39)

TOTAL NET INCOME/(LOSS)	$223	$(645)	$502	$722	$29	NM	NM	$802	$1,258	(36)

TOTAL ASSETS (period-end)	$693,153	$693,597	$672,655	$591,353	$526,588	—	32	$693,153	$526,588	32

Headcount	22,117	21,844	21,444	20,927	20,030	1	10	22,117	20,030	10

(a)	Total net revenue included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $92 million, $73 million, $69 million, $64 million and $63 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $298 million and $226 million for full year 2011 and 2010, respectively.

(b)	Includes litigation expense of $0.5 billion, $1.0 billion, $1.3 billion, $0.4 billion and $1.5 billion for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $3.2 billion and $5.7 billion for full year 2011 and 2010, respectively.

JPMORGAN CHASE & CO. CORPORATE/PRIVATE EQUITY FINANCIAL HIGHLIGHTS, CONTINUED (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE (“CIO”)
Securities gains (a)	$(13)	$459	$837	$102	$1,199	NM %	NM %	$1,385	$2,897	(52)%
Investment securities portfolio (average)	349,750	324,596	335,543	313,319	322,218	8	9	330,885	323,673	2
Investment securities portfolio (ending)	355,605	330,800	318,237	328,013	310,801	7	14	355,605	310,801	14
Mortgage loans (average)	14,089	13,748	12,731	11,418	10,117	2	39	13,006	9,004	44
Mortgage loans (ending)	13,375	14,226	13,243	12,171	10,739	(6)	25	13,375	10,739	25

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains	$58	$394	$1,219	$171	$1,039	(85)	(94)	$1,842	$1,409	31
Unrealized gains/(losses) (b)	(122)	(827)	(726)	370	(781)	85	84	(1,305)	(302)	(332)

Total direct investments	(64)	(433)	493	541	258	85	NM	537	1,107	(51)
Third-party fund investments	(85)	(7)	323	186	129	NM	NM	417	241	73

Total private equity gains/(losses) (c)	$(149)	$(440)	$816	$727	$387	66	NM	$954	$1,348	(29)

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$805	$709	$670	$731	$875	14	(8)
Cost	573	779	595	649	732	(26)	(22)
Quoted public value	896	778	721	785	935	15	(4)
Privately-held direct securities
Carrying value	4,597	4,322	5,680	7,212	5,882	6	(22)
Cost	6,793	6,556	6,891	7,731	6,887	4	(1)
Third-party fund investments (d)
Carrying value	2,283	2,399	2,481	2,179	1,980	(5)	15
Cost	2,452	2,454	2,464	2,461	2,404	—	2

Total private equity portfolio
Carrying value	$7,685	$7,430	$8,831	$10,122	$8,737	3	(12)
Cost	9,818	9,789	9,950	10,841	10,023	—	(2)

(a)	Reflects repositioning of the Corporate investment securities portfolio.

(b)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(c)	Included in principal transactions revenue in the Consolidated Statements of Income.

(d)	Unfunded commitments to third-party private equity funds were $789 million, $853 million, $876 million, $943 million and $1.0 billion at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions)

						December 31, 2011 Change
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2010
CREDIT EXPOSURE
Wholesale
Loans retained	$278,395	$255,799	$244,224	$229,648	$222,510	9%	25%
Loans held-for-sale and loans at fair value	4,621	3,684	4,599	6,359	5,123	25	(10)

Total wholesale loans (a)(b)	283,016	259,483	248,823	236,007	227,633	9	24

Consumer, excluding credit card
Loans, excluding PCI loans and held-for sale loans
Home equity	77,800	80,278	82,751	85,253	88,385	(3)	(12)
Prime mortgage, including option ARMs	76,196	74,230	74,276	74,682	74,539	3	2
Subprime mortgage	9,664	10,045	10,441	10,841	11,287	(4)	(14)
Auto	47,426	46,659	46,796	47,411	48,367	2	(2)
Business banking	17,652	17,272	17,141	16,957	16,812	2	5
Student and other	14,143	14,492	14,770	15,089	15,311	(2)	(8)

Total loans, excluding PCI loans and loans held-for-sale	242,881	242,976	246,175	250,233	254,701	—	(5)
Loans — PCI (c)
Home equity	22,697	23,105	23,535	23,973	24,459	(2)	(7)
Prime mortgage	15,180	15,626	16,200	16,725	17,322	(3)	(12)
Subprime mortgage	4,976	5,072	5,187	5,276	5,398	(2)	(8)
Option ARMs	22,693	23,325	24,072	24,791	25,584	(3)	(11)

Total loans — PCI	65,546	67,128	68,994	70,765	72,763	(2)	(10)
Total loans — retained	308,427	310,104	315,169	320,998	327,464	(1)	(6)
Loans held-for-sale (d)	—	131	221	188	154	NM	NM

Total consumer, excluding credit card loans	308,427	310,235	315,390	321,186	327,618	(1)	(6)

Credit card
Loans retained	132,175	127,041	125,523	124,791	135,524	4	(2)
Loans held-for-sale	102	94	—	4,012	2,152	9	(95)

Total credit card (b)	132,277	127,135	125,523	128,803	137,676	4	(4)

Total consumer loans (e)	440,704	437,370	440,913	449,989	465,294	1	(5)

Total loans	723,720	696,853	689,736	685,996	692,927	4	4

Derivative receivables	92,477	108,853	77,383	78,744	80,481	(15)	15
Receivables from customers and interests in purchased receivables (f)	17,561	25,719	32,678	38,230	32,932	(32)	(47)

Total credit-related assets	110,038	134,572	110,061	116,974	113,413	(18)	(3)
Wholesale lending-related commitments	382,739	379,682	365,689	355,561	346,079	1	11

Total	$1,216,497	$1,211,107	$1,165,486	$1,158,531	$1,152,419	—	6

Memo: Total by category
Total wholesale exposure (g)	$775,693	$773,633	$724,573	$708,542	$687,125	—	13
Total consumer loans (h)	440,804	437,474	440,913	449,989	465,294	1	(5)

Total	$1,216,497	$1,211,107	$1,165,486	$1,158,531	$1,152,419	—	6

(a)	Includes IB, CB, TSS, AM and Corporate/Private Equity.

(b)	Effective January 1, 2011, the commercial card business that was previously in TSS was transferred to Card. There is no material impact on the financial data; prior-year periods were not revised.

(c)	PCI loans represent loans acquired in the Washington Mutual transaction for which a deterioration in credit quality occurred between the origination date and JPMorgan Chase’s acquisition date. These loans were initially recorded at fair value and accrete interest income over the estimated lives of the underlying loans as long as cash flows are reasonably estimable, even if the underlying loans are contractually past due.

(d)	Represents prime mortgages for all periods presented.

(e)	Includes RFS, Card and residential real estate loans reported in the Corporate/Private Equity segment.

(f)	Receivables from customers represent primarily margin loans to prime and retail brokerage customers, which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(g)	Primarily represents total wholesale loans, wholesale lending-related commitments, derivative receivables and receivables from customers.

(h)	Represents total consumer loans and excludes consumer lending-related commitments.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

						December 31, 2011 Change
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2010
NONPERFORMING ASSETS AND RATIOS
Wholesale
Loans retained	$2,398	$3,011	$3,362	$4,578	$5,510	(20)%	(56)%
Loans held-for-sale and loans at fair value	183	176	214	289	496	4	(63)

Total wholesale loans	2,581	3,187	3,576	4,867	6,006	(19)	(57)

Consumer, excluding credit card
Home equity	1,287	1,290	1,308	1,263	1,263	—	2
Prime mortgage, including option ARMs	3,462	3,656	4,024	4,166	4,320	(5)	(20)
Subprime mortgage	1,781	1,932	2,058	2,106	2,210	(8)	(19)
Auto	118	114	111	120	141	4	(16)
Business banking	694	756	770	810	832	(8)	(17)
Student and other	69	68	79	107	67	1	3

Total consumer, excluding credit card	7,411	7,816	8,350	8,572	8,833	(5)	(16)

Total credit card	1	2	2	2	2	(50)	(50)

Total consumer nonaccrual loans (a)(b)	7,412	7,818	8,352	8,574	8,835	(5)	(16)

Total nonaccrual loans	9,993	11,005	11,928	13,441	14,841	(9)	(33)

Derivative receivables	18	11	22	21	34	64	(47)
Assets acquired in loan satisfactions	1,025	1,178	1,290	1,524	1,682	(13)	(39)

Total nonperforming assets (a)	11,036	12,194	13,240	14,986	16,557	(9)	(33)
Wholesale lending-related commitments (c)	865	705	793	895	1,005	23	(14)

Total (a)	$11,901	$12,899	$14,033	$15,881	$17,562	(8)	(32)

Total nonaccrual loans to total loans	1.38%	1.58%	1.73%	1.96%	2.14%
Total wholesale nonaccrual loans to total wholesale loans	0.91	1.23	1.44	2.06	2.64
Total consumer, excluding credit card nonaccrual loans to total consumer, excluding credit card loans	2.40	2.52	2.65	2.67	2.70

NONPERFORMING ASSETS BY LOB
Investment Bank	$1,294	$1,508	$1,788	$2,741	$3,770	(14)	(66)
Retail Financial Services (b)	7,961	8,444	9,033	9,482	9,854	(6)	(19)
Card Services & Auto	228	232	233	275	269	(2)	(15)
Commercial Banking	1,138	1,611	1,831	2,134	2,197	(29)	(48)
Treasury & Securities Services	4	3	3	11	12	33	(67)
Asset Management	336	322	264	263	382	4	(12)
Corporate/Private Equity (d)	75	74	88	80	73	1	3

TOTAL	$11,036	$12,194	$13,240	$14,986	$16,557	(9)	(33)

(a)	At December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $11.5 billion, $9.5 billion, $9.1 billion, $8.8 billion and $9.4 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.0 billion, $2.4 billion, $2.4 billion, $2.3 billion and $1.9 billion, respectively; and (3) student loans insured by U.S. government agencies under the FFELP of $551 million, $567 million, $558 million, $615 million and $625 million, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(b)	Excludes PCI loans acquired as part of the Washington Mutual transaction, which are accounted for on a pool basis. Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing. Also excludes loans held-for-sale and loans at fair value.

(c)	Represent commitments that are risk rated as nonaccrual.

(d)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS									FULL YEAR
								4Q11 Change				2011 Change
	4Q11	3Q11		2Q11	1Q11	4Q10		3Q11	4Q10	2011	2010	2010
GROSS CHARGE-OFFS
Wholesale loans	$431	$98		$134	$253	$414		340%	4%	$916	$1,989	(54)%
Consumer loans, excluding credit card	1,310	1,292		1,357	1,460	2,277		1	(42)	5,419	8,383	(35)
Credit card loans	1,641	1,765		2,131	2,631	2,980		(7)	(45)	8,168	15,410	(47)

Total consumer loans	2,951	3,057		3,488	4,091	5,257		(3)	(44)	13,587	23,793	(43)

Total loans	$3,382	$3,155		$3,622	$4,344	$5,671		7	(40)	$14,503	$25,782	(44)

GROSS RECOVERIES
Wholesale loans	$85	$249		$54	$88	$143		(66)	(41)	$476	$262	82
Consumer loans, excluding credit card	139	133		144	131	115		5	21	547	474	15
Credit card loans	251	266		321	405	309		(6)	(19)	1,243	1,373	(9)

Total consumer loans	390	399		465	536	424		(2)	(8)	1,790	1,847	(3)

Total loans	$475	$648		$519	$624	$567		(27)	(16)	$2,266	$2,109	7

NET CHARGE-OFFS/(RECOVERIES)
Wholesale loans	$346	$(151)		$80	$165	$271		NM	28	$440	$1,727	(75)
Consumer loans, excluding credit card	1,171	1,159		1,213	1,329	2,162	(b)	1	(46)	4,872	7,909	(38)
Credit card loans	1,390	1,499		1,810	2,226	2,671		(7)	(48)	6,925	14,037	(51)

Total consumer loans	2,561	2,658		3,023	3,555	4,833		(4)	(47)	11,797	21,946	(46)

Total loans	$2,907	$2,507		$3,103	$3,720	$5,104	(b)	16	(43)	$12,237	$23,673	(48)

NET CHARGE-OFF/(RECOVERY) RATES
Wholesale retained loans	0.52%	(0.24	) %	0.14%	0.30%	0.49%				0.18%	0.81%
Consumer retained loans, excluding credit card	1.50	1.47		1.53	1.66	2.60	(b)			1.54	2.32
Credit card retained loans	4.29	4.70		5.82	6.97	7.85				5.44	9.73
Total retained loans	1.64	1.44		1.83	2.22	2.95	(b)			1.78	3.39
Consumer retained loans, excluding credit card and PCI loans (a)	1.91	1.88		1.96	2.14	3.34	(b)			1.97	3.00
Consumer retained loans, excluding PCI loans (a)	2.74	2.84		3.25	3.77	4.89				3.15	5.38
Total retained loans, excluding PCI loans (a)	1.81	1.60		2.04	2.48	3.31	(b)			1.98	3.81

Memo: Average retained loans
Wholesale loans	$265,758	$250,145		$237,511	$226,544	$219,750		6	21	$245,111	$213,609	15

Consumer retained loans, excluding credit card	308,980	312,341		317,862	323,961	330,524		(1)	(7)	315,736	340,334	(7)
Credit card retained loans	128,522	126,535		124,762	129,535	134,999		2	(5)	127,334	144,219	(12)

Total average retained consumer loans	437,502	438,876		442,624	453,496	465,523		—	(6)	443,070	484,553	(9)

Total average retained loans	$703,260	$689,021		$680,135	$680,040	$685,273		2	3	$688,181	$698,162	(1)

Consumer retained loans, excluding credit card and PCI loans (a)	$242,670	$244,337		$248,028	$252,403	$256,884		(1)	(6)	$246,826	$263,462	(6)
Consumer retained loans, excluding PCI loans (a)	371,192	370,872		372,790	381,938	391,883		—	(5)	374,159	407,681	(8)
Total retained loans, excluding PCI loans (a)	636,923	620,974		610,246	608,432	611,572		3	4	619,227	621,198	—

(a)	Charge-offs are not recorded on PCI loans until actual losses exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. To date, no charge-offs have been recorded for these loans.

(b)	Net charge-offs and net charge-off rates for the fourth quarter of 2010 include the effect of $632 million of charge-offs related to an adjustment of the estimated net realizable value of the collateral underlying delinquent residential home loans. Excluding this adjustment, net charge-offs for the fourth quarter of 2010 were $1.5 billion for total consumer, excluding credit card loans, and $4.5 billion for total loans. Net charge-off rates excluding this adjustment were 1.84% for total consumer, excluding credit card, 2.59% for total retained loans, 2.36% for total consumer, excluding credit card and PCI loans, and 2.90% for total retained loans, excluding PCI loans.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$28,350	$28,520	$29,750	$32,266	$34,161	(1)%	(17)%	$32,266	$31,602	2%
Cumulative effect of change in accounting principles (a)	—	—	—	—	—	—	—	—	7,494	NM
Net charge-offs	2,907	2,507	3,103	3,720	5,104	16	(43)	12,237	23,673	(48)
Provision for loan losses	2,193	2,351	1,872	1,196	3,207	(7)	(32)	7,612	16,822	(55)
Other	(27)	(14)	1	8	2	(93)	NM	(32)	21	NM

Ending balance	$27,609	$28,350	$28,520	$29,750	$32,266	(3)	(14)	$27,609	$32,266	(14)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$686	$626	$688	$717	$873	10	(21)	$717	$939	(24)
Cumulative effect of change in accounting principles (a)	—	—	—	—	—	—	—	—	(18)	NM
Provision for lending-related commitments	(9)	60	(62)	(27)	(164)	NM	95	(38)	(183)	79
Other	(4)	—	—	(2)	8	NM	NM	(6)	(21)	71

Ending balance	$673	$686	$626	$688	$717	(2)	(6)	$673	$717	(6)

ALLOWANCE FOR LOAN LOSSES BY LOB
Investment Bank (a)	$1,436	$1,337	$1,178	$1,330	$1,863	7	(23)
Retail Financial Services (a)	15,247	15,479	15,479	15,554	15,554	(1)	(2)
Card Services & Auto (a)	8,009	8,537	8,921	9,940	11,933	(6)	(33)
Commercial Banking	2,603	2,671	2,614	2,577	2,552	(3)	2
Treasury & Securities Services	65	49	74	69	65	33	—
Asset Management	209	240	222	257	267	(13)	(22)
Corporate/Private Equity	40	37	32	23	32	8	25

Total	$27,609	$28,350	$28,520	$29,750	$32,266	(3)	(14)

(a)	Effective January 1, 2010, the Firm adopted accounting guidance related to VIEs. Upon the adoption of the guidance, the Firm consolidated its Firm-sponsored credit card securitization trusts, its Firm-administered multi-seller conduits and certain other consumer loan securitization entities, primarily mortgage-related. As a result of the consolidation, $7.5 billion of allowance for loan losses were recorded on balance sheet with the consolidation of these entities.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

						December 31, 2011 Change
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2011	Dec 31, 2010
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Wholesale
Asset-specific	$516	$670	$749	$1,030	$1,574	(23)%	(67)%
Formula-based	3,800	3,632	3,342	3,204	3,187	5	19

Total wholesale	4,316	4,302	4,091	4,234	4,761	—	(9)

Consumer, excluding credit card
Asset-specific	828	1,016	1,049	1,067	1,075	(19)	(23)
Formula-based	9,755	10,563	10,397	10,467	10,455	(8)	(7)
PCI	5,711	4,941	4,941	4,941	4,941	16	16

Total consumer, excluding credit card	16,294	16,520	16,387	16,475	16,471	(1)	(1)

Credit card
Asset-specific	2,727	3,052	3,451	3,819	4,069	(11)	(33)
Formula-based	4,272	4,476	4,591	5,222	6,965	(5)	(39)

Total credit card	6,999	7,528	8,042	9,041	11,034	(7)	(37)

Total consumer	23,293	24,048	24,429	25,516	27,505	(3)	(15)

Total allowance for loan losses	27,609	28,350	28,520	29,750	32,266	(3)	(14)
Allowance for lending-related commitments	673	686	626	688	717	(2)	(6)

Total allowance for credit losses	$28,282	$29,036	$29,146	$30,438	$32,983	(3)	(14)

CREDIT RATIOS
Wholesale allowance to total wholesale retained loans	1.55%	1.68%	1.68%	1.84%	2.14%
Consumer, excluding credit card allowance, to total consumer, excluding credit card retained loans	5.28	5.33	5.20	5.13	5.03
Credit card allowance to total credit card retained loans	5.30	5.93	6.41	7.24	8.14
Total allowance to total retained loans	3.84	4.09	4.16	4.40	4.71
Wholesale allowance to wholesale retained nonaccrual loans	180	143	122	92	86
Consumer, excluding credit card allowance, to consumer, excluding credit card retained nonaccrual loans (a)	220	211	196	192	186
Allowance, excluding credit card allowance, to retained non-accrual loans, excluding credit card nonaccrual loans (a)	210	192	175	157	148
Total allowance to total retained nonaccrual loans	281	262	243	226	225

CREDIT RATIOS, excluding PCI loans (b)
Consumer, excluding credit card allowance, to total consumer, excluding credit card retained loans	4.36	4.77	4.65	4.61	4.53
Total allowance to total retained loans	3.35	3.74	3.83	4.10	4.46
Consumer, excluding credit card allowance, to consumer, excluding credit card retained nonaccrual loans (a)	143	148	137	135	131
Allowance, excluding credit card allowance, to retained non-accrual loans, excluding credit card nonaccrual loans (a)	152	147	133	120	114
Total allowance to total retained nonaccrual loans	223	216	201	189	190

(a)	The Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Under guidance issued by the FFIEC, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.
(b)	Excludes the impact of PCI loans that were acquired as part of the Washington Mutual transaction.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
PROVISION FOR CREDIT LOSSES BY LINE OF BUSINESS
Provision for loan losses
Investment Bank	$298	$(7)	$(142)	$(409)	$(140)	NM %	NM %	$(260)	$(1,193)	78%
Retail Financial Services	777	1,027	994	1,199	2,418	(24)	(68)	3,997	8,919	(55)
Card Services & Auto	1,061	1,264	944	353	710	(16)	49	3,622	8,576	(58)
Commercial Banking	29	73	73	51	184	(60)	(84)	226	437	(48)
Treasury & Securities Services	16	(25)	5	7	11	NM	45	3	(22)	NM
Asset Management	23	26	7	5	22	(12)	5	61	91	(33)
Corporate/Private Equity	(11)	(7)	(9)	(10)	2	(57)	NM	(37)	14	NM

Total provision for loan losses	$2,193	$2,351	$1,872	$1,196	$3,207	(7)	(32)	$7,612	$16,822	(55)

Provision for lending-related commitments
Investment Bank	$(26)	$61	$(41)	$(20)	$(131)	NM	80	$(26)	$(7)	(271)
Retail Financial Services	2	—	—	—	—	NM	NM	2	—	NM
Card Services & Auto	(1)	—	—	—	(1)	NM	—	(1)	(6)	83
Commercial Banking	11	(6)	(19)	(4)	(32)	NM	NM	(18)	(140)	87
Treasury & Securities Services	3	5	(7)	(3)	(1)	(40)	NM	(2)	(25)	92
Asset Management	1	—	5	—	1	NM	—	6	(5)	NM
Corporate/Private Equity	1	—	—	—	—	NM	NM	1	—	NM

Total provision for lending-related commitments	$(9)	$60	$(62)	$(27)	$(164)	NM	95	$(38)	$(183)	79

Provision for credit losses
Investment Bank	$272	$54	$(183)	$(429)	$(271)	404	NM	$(286)	$(1,200)	76
Retail Financial Services	779	1,027	994	1,199	2,418	(24)	(68)	3,999	8,919	(55)
Card Services & Auto	1,060	1,264	944	353	709	(16)	50	3,621	8,570	(58)
Commercial Banking	40	67	54	47	152	(40)	(74)	208	297	(30)
Treasury & Securities Services	19	(20)	(2)	4	10	NM	90	1	(47)	NM
Asset Management	24	26	12	5	23	(8)	4	67	86	(22)
Corporate/Private Equity	(10)	(7)	(9)	(10)	2	(43)	NM	(36)	14	NM

Total provision for credit losses	$2,184	$2,411	$1,810	$1,169	$3,043	(9)	(28)	$7,574	$16,639	(54)

PROVISION FOR CREDIT LOSSES BY PORTFOLIO SEGMENT
Provision for loan losses
Wholesale	$364	$67	$(55)	$(359)	$77	443	373	$17	$(673)	NM
Consumer, excluding credit card	939	1,285	1,117	1,329	2,459	(27)	(62)	4,670	9,458	(51)
Credit card	890	999	810	226	671	(11)	33	2,925	8,037	(64)

Total consumer	1,829	2,284	1,927	1,555	3,130	(20)	(42)	7,595	17,495	(57)

Total provision for loan losses	$2,193	$2,351	$1,872	$1,196	$3,207	(7)	(32)	$7,612	$16,822	(55)

Provision for lending-related commitments
Wholesale	$(11)	$60	$(62)	$(27)	$(163)	NM	93	$(40)	$(177)	77
Consumer, excluding credit card	2	—	—	—	(1)	NM	NM	2	(6)	NM
Credit card	—	—	—	—	—	—	—	—	—	—

Total consumer	2	—	—	—	(1)	NM	NM	2	(6)	NM

Total provision for lending-related commitments	$(9)	$60	$(62)	$(27)	$(164)	NM	95	$(38)	$(183)	79

Provision for credit losses
Wholesale	$353	$127	$(117)	$(386)	$(86)	178	NM	$(23)	$(850)	97
Consumer, excluding credit card	941	1,285	1,117	1,329	2,458	(27)	(62)	4,672	9,452	(51)
Credit card	890	999	810	226	671	(11)	33	2,925	8,037	(64)

Total consumer	1,831	2,284	1,927	1,555	3,129	(20)	(41)	7,597	17,489	(57)

Total provision for credit losses	$2,184	$2,411	$1,810	$1,169	$3,043	(9)	(28)	$7,574	$16,639	(54)

JPMORGAN CHASE & CO. MARKET RISK-RELATED INFORMATION (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
95% CONFIDENCE LEVEL- AVERAGE IB TRADING VAR, CREDIT PORTFOLIO VAR AND OTHER VAR
IB VaR by risk type:
Fixed income	$56	$48	$45	$49	$53	17%	6%	$50	$65	(23)%
Foreign exchange	12	10	9	11	10	20	20	11	11	—
Equities	19	19	25	29	23	—	(17)	23	22	5
Commodities and other	20	15	16	13	14	33	43	16	16	—
Diversification benefit to IB trading VaR (a)	(50)	(39)	(37)	(38)	(38)	(28)	(32)	(42)	(43)	2

IB trading VaR (b)	57	53	58	64	62	8	(8)	58	71	(18)

Credit portfolio VaR (c)	39	38	27	26	26	3	50	33	26	27
Diversification benefit to IB trading and credit portfolio VaR (a)	(21)	(21)	(8)	(7)	(10)	—	(110)	(15)	(10)	(50)

Total IB trading and credit portfolio VaR	75	70	77	83	78	7	(4)	76	87	(13)

Other VaR:
Mortgage Production and Servicing VaR (d)	44	40	20	16	17	10	159	30	23	30
Chief Investment Office VaR (e)	69	48	51	60	49	44	41	57	61	(7)
Diversification benefit to total other VaR (a)	(30)	(15)	(10)	(14)	(10)	(100)	(200)	(17)	(13)	(31)

Total other VaR	83	73	61	62	56	14	48	70	71	(1)

Diversification benefit to total IB and other VaR (a)	(45)	(35)	(44)	(57)	(39)	(29)	(15)	(45)	(59)	24

Total IB and other VaR (f)	$113	$108	$94	$88	$95	5	19	$101	$99	2

(a)	Average VaR was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated. The risk of a portfolio of positions is therefore usually less than the sum of the risks of the positions themselves.

(b)	IB trading VaR includes substantially all trading activities in IB, including the credit spread sensitivity of certain mortgage products and syndicated lending facilities that the Firm intends to distribute; however, particular risk parameters of certain products are not fully captured, for example, correlation risk. IB trading VaR does not include the DVA taken on derivative and structured liabilities to reflect the credit quality of the Firm.

(c)	Credit portfolio VaR includes the derivative CVA, hedges of the CVA and MTM hedges of the retained loan portfolio, which are all reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not MTM.

(d)	Mortgage Production and Servicing VaR includes the Firm’s mortgage pipeline and warehouse, MSR and all related hedges.

(e)	CIO VaR includes positions, primarily in debt securities and credit products, used to manage structural risk and other risks, including interest rate, credit and mortgage risks arising from the Firm’s ongoing business activities.

(f)	Total IB and other VaR excludes the retained credit portfolio, which is not marked to market (but it does include hedges of those positions), and certain nontrading activity, such as principal investing (e.g., mezzanine financing, tax-oriented investments, etc.), and certain securities and investments held by Corporate/Private Equity, including private equity investments, capital management positions and longer-term corporate investments managed by CIO.

JPMORGAN CHASE & CO. CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS (in millions, except ratio data)

							December 31, 2011 Change		FULL YEAR
	Dec 31,		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,			2011 Change
	2011		2011	2011	2011	2010	2011	2010	2011	2010	2010
CAPITAL
Tier 1 capital	$150,384	(e)	$147,823	$148,880	$147,234	$142,450	2%	6%
Total capital	188,128	(e)	186,510	187,899	186,417	182,216	1	3
Tier 1 common capital (a)	122,915	(e)	120,234	121,209	119,598	114,763	2	7
Risk-weighted assets	1,224,390	(e)	1,217,548	1,198,711	1,192,536	1,174,978	1	4
Adjusted average assets (b)	2,202,087	(e)	2,168,678	2,129,510	2,041,153	2,024,515	2	9
Tier 1 capital ratio	12.3	(e)%	12.1%	12.4%	12.3%	12.1%
Total capital ratio	15.4	(e)	15.3	15.7	15.6	15.5
Tier 1 common capital ratio (a)	10.0	(e)	9.9	10.1	10.0	9.8
Tier 1 leverage ratio	6.8	(e)	6.8	7.0	7.2	7.0

TANGIBLE COMMON EQUITY (period-end) (c)
Common stockholders’ equity	$175,773		$174,487	$175,079	$172,798	$168,306	1	4
Less: Goodwill	48,188		48,180	48,882	48,856	48,854	—	(1)
Less: Other intangible assets	3,207		3,396	3,679	3,857	4,039	(6)	(21)
Add: Deferred tax liabilities (d)	2,729		2,645	2,632	2,603	2,586	3	6

Total tangible common equity	$127,107		$125,556	$125,150	$122,688	$117,999	1	8

TANGIBLE COMMON EQUITY (average) (c)
Common stockholders’ equity	$175,042		$174,454	$174,077	$169,415	$166,812	—	5	$173,266	$161,520	7%
Less: Goodwill	48,225		48,631	48,834	48,846	48,831	(1)	(1)	48,632	48,618	—
Less: Other intangible assets	3,326		3,545	3,738	3,928	4,054	(6)	(18)	3,632	4,178	(13)
Add: Deferred tax liabilities (d)	2,687		2,639	2,618	2,595	2,621	2	3	2,635	2,587	2

Total tangible common equity	$126,178		$124,917	$124,123	$119,236	$116,548	1	8	$123,637	$111,311	11

INTANGIBLE ASSETS (period-end)
Goodwill	$48,188		$48,180	$48,882	$48,856	$48,854	—	(1)
Mortgage servicing rights	7,223		7,833	12,243	13,093	13,649	(8)	(47)
Purchased credit card relationships	602		668	744	820	897	(10)	(33)
All other intangibles	2,605		2,728	2,935	3,037	3,142	(5)	(17)

Total intangibles	$58,618		$59,409	$64,804	$65,806	$66,542	(1)	(12)

DEPOSITS (period-end)
U.S. offices:
Noninterest-bearing	$346,670		$323,058	$287,654	$244,136	$228,555	7	52
Interest-bearing	504,864		484,640	469,618	468,654	455,237	4	11
Non-U.S. offices:
Noninterest-bearing	18,790		14,724	13,422	11,644	10,917	28	72
Interest-bearing	257,482		270,286	277,991	271,395	235,660	(5)	9

Total deposits	$1,127,806		$1,092,708	$1,048,685	$995,829	$930,369	3	21

(a)	The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of the Tier 1 common capital ratio, see page 45.

(b)	Adjusted average assets, for purposes of calculating the leverage ratio, include total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of nonfinancial equity investments that are subject to deductions from Tier 1 capital.

(c)	ROTCE, a non-GAAP financial ratio, measures the Firm’s earnings as a percentage of tangible common equity. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity and in facilitating comparisons with competitors. For further discussion, see page 45.

(d)	Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(e)	Estimated.

JPMORGAN CHASE & CO. MORTGAGE LOAN REPURCHASE LIABILITY (in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q11 Change				2011 Change
	4Q11	3Q11	2Q11	1Q11	4Q10	3Q11	4Q10	2011	2010	2010
MORTGAGE LOAN REPURCHASE LIABILITY (a)
Summary of changes in mortgage repurchase liability:
Repurchase liability at beginning of period	$3,616	$3,631	$3,474	$3,285	$3,307	—%	9%	$3,285	$1,705	93%
Realized losses (b)	(462)	(329)	(241)	(231)	(371)	(40)	(25)	(1,263)	(1,423)	11
Provision for repurchase losses	403	314	398	420	349	28	15	1,535	3,003	(49)

Repurchase liability at end of period	$3,557	$3,616	$3,631	$3,474	$3,285	(2)	8	$3,557	$3,285	8

Outstanding repurchase demands and unresolved mortgage insurance rescission notices by counterparty type: (c)(d)
GSEs and other	$2,345	$2,133	$1,826	$1,321	$1,251	10	87	$2,345	$1,251	87
Mortgage insurers	1,034	1,112	1,093	1,240	1,121	(7)	(8)	1,034	1,121	(8)
Overlapping population (e)	(113)	(155)	(145)	(127)	(104)	27	(9)	(113)	(104)	(9)

Total	$3,266	$3,090	$2,774	$2,434	$2,268	6	44	$3,266	$2,268	44

Quarterly mortgage repurchase demands received by loan origination vintage: (c)(d)
Pre-2005	$39	$34	$32	$15	$39	15	—	$120	$124	(3)
2005	55	200	57	45	73	(73)	(25)	357	291	23
2006	315	232	363	158	198	36	59	1,068	950	12
2007	804	602	510	381	539	34	49	2,297	2,045	12
2008	291	323	301	249	254	(10)	15	1,164	729	60
Post-2008	81	153	89	94	65	(47)	25	417	184	127

Total	$1,585	$1,544	$1,352	$942	$1,168	3	36	$5,423	$4,323	25

(a)	For further details regarding the Firm’s mortgage repurchase liability, see Mortgage repurchase liability on pages 53-56 and Note 21, on pages 176-180, of JPMorgan Chase’s third quarter Form 10-Q.

(b)	Includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants, and certain related expense. Make-whole settlements were $237 million, $162 million, $126 million, $115 million and $152 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and $640 million and $632 million for full year 2011 and 2010, respectively.

(c)	Periods prior to June 30, 2011 have been revised to include repurchase demands and mortgage insurance rescission notices related to certain loans sold or deposited into private-label securitizations. The Firm’s outstanding repurchase demands are predominantly from the GSEs.

(d)	Excludes amounts related to Washington Mutual.

(e)	Because the GSEs may make repurchase demands based on mortgage insurance rescission notices that remain unresolved, certain loans may be subject to both an unresolved mortgage insurance rescission notice and an unresolved repurchase demand.

JPMORGAN CHASE & CO. PER SHARE-RELATED INFORMATION (in millions, except per share and ratio data)

	QUARTERLY TRENDS												FULL YEAR
									4Q11 Change							2011 Change
	4Q11		3Q11		2Q11	1Q11		4Q10	3Q11		4Q10		2011		2010	2010
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income	$3,728		$4,262		$5,431	$5,555		$4,831	(13	) %	(23	) %	$18,976		$17,370	9%
Less: Preferred stock dividends	157		157		158	157		157	—		—		629		642	(2)

Net income applicable to common equity	3,571		4,105		5,273	5,398		4,674	(13)		(24)		18,347		16,728	10
Less: Dividends and undistributed earnings allocated to participating securities	146		169		206	262		262	(14)		(44)		779		964	(19)

Net income applicable to common stockholders	$3,425		$3,936		$5,067	$5,136		$4,412	(13)		(22)		$17,568		$15,764	11

Total weighted-average basic shares outstanding	3,801.9		3,859.6		3,958.4	3,981.6		3,917.0	(1)		(3)		3,900.4		3,956.3	(1)

Net income per share	$0.90		$1.02		$1.28	$1.29		$1.13	(12)		(20)		$4.50		$3.98	13

Diluted earnings per share:
Net income applicable to common stockholders	$3,425		$3,936		$5,067	$5,136		$4,412	(13)		(22)		$17,568		$15,764	11

Total weighted-average basic shares outstanding	3,801.9		3,859.6		3,958.4	3,981.6		3,917.0	(1)		(3)		3,900.4		3,956.3	(1)
Add: Employee stock options, SARs and warrants (a)	9.8		12.6		24.8	32.5		18.2	(22)		(46)		19.9		20.6	(3)

Total weighted-average diluted shares outstanding (b)	3,811.7		3,872.2		3,983.2	4,014.1		3,935.2	(2)		(3)		3,920.3		3,976.9	(1)
Net income per share	$0.90		$1.02		$1.27	$1.28		$1.12	(12)		(20)		$4.48		$3.96	13

COMMON SHARES OUTSTANDING
Common shares — at period end	3,772.7		3,798.9		3,910.2	3,986.6		3,910.3	(1)		(4)		3,772.7		3,910.3	(4)
Cash dividends declared per share	$0.25		$0.25		$0.25	$0.25	(g)	$0.05	—		400		$1.00	(g)	$0.20	400
Book value per share	46.59		45.93		44.77	43.34		43.04	1		8		46.59		43.04	8
Dividend payout ratio	27%		24%		19%	20%		4%					22%		5%

SHARE PRICE (c)
High	$37.54		$42.55		$47.80	$48.36		$43.12	(12)		(13)		$48.36		$48.20	—
Low	27.85		28.53		39.24	42.65		36.21	(2)		(23)		27.85		35.16	(21)
Close	33.25		30.12		40.94	46.10		42.42	10		(22)		33.25		42.42	(22)
Market capitalization	125,442		114,422		160,083	183,783		165,875	10		(24)		125,442		165,875	(24)

COMMON EQUITY REPURCHASE PROGRAM (d)
Aggregate common equity repurchased	$863.8	(e)	$4,424.9	(f)	$3,479.8	$95.0		$685.2	(80)		26		$8,863.5	(e) (f)	$2,998.6	196
Common equity repurchased	27.2	(e)	127.4	(f)	80.3	2.1		17.9	(79)		52		237.0	(e) (f)	77.9	204
Average purchase price	$31.75	(e)	$34.72	(f)	$43.33	$45.66		$38.37	(9)		(17)		$37.39	(e) (f)	$38.49	(3)

(a)	Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury’s Capital Purchase Program to purchase shares of the Firm’s common stock. The aggregate number of shares issuable upon the exercise of such options and warrants was 197 million, 197 million, 53 million, 85 million and 233 million for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, and 133 million and 233 million for full year 2011 and 2010, respectively.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)	Share prices shown for JPMorgan Chase’s common stock are from the New York Stock Exchange. JPMorgan Chase’s common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	On March 18, 2011, the Board of Directors approved a $15.0 billion common equity (i.e., common stock and warrants) repurchase program, of which $8.95 billion was authorized for repurchase in 2011. The $15.0 billion repurchase program supersedes a $10.0 billion repurchase program approved in 2007. Management and the Board will continue to assess and make decisions regarding alternatives for deploying capital, as appropriate, over the course of the year. Any planned use of the repurchase program beyond the repurchases approved for 2011 will be reviewed by the Firm with banking regulators before taking action.

(e)	Excludes $86.2 million of repurchases in December 2011, which settled in early January 2012.

(f)	Includes impact of aggregate repurchases of 10.2 million warrants during the three months ended September 30, 2011.

(g)	On March 18, 2011, the Board of Directors increased the Firm’s quarterly common stock dividend from $0.05 to $0.25 per share.

JPMORGAN CHASE & CO. NON-GAAP FINANCIAL MEASURES

The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.

(a)	In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

(b)	The ratio for the allowance for loan losses to end-of-period loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans.

(c)	Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity, and in facilitating comparisons with competitors.

(d)	Tier 1 common capital ratio is Tier 1 common capital divided by risk-weighted assets. Tier 1 common capital (“Tier 1 common”) is defined as Tier 1 capital less elements of capital not in the form of common equity — such as perpetual preferred stock, noncontrolling interests in subsidiaries and trust preferred capital debt securities. Tier 1 common is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common along with other capital measures to assess and monitor its capital position.

(e)	TSS Firmwide revenue includes certain TSS product revenue and liability balances reported in other lines of business, mainly CB, RFS and AM, related to customers who are also customers of those lines of business.

(f)	Retail Financial Services uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)) to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes Consumer & Business Banking’s CDI amortization expense related to prior business combination transactions.

(g)	Adjusted assets equals total assets minus: (1) securities purchased under resale agreements and securities borrowed less securities sold, not yet purchased; (2) assets of consolidated VIEs; (3) cash and securities segregated and on deposit for regulatory and other purposes; (4) goodwill and intangibles; and (5) securities received as collateral. The amount of adjusted assets is presented to assist the reader in comparing IB’s asset and capital levels with those of other investment banks in the securities industry. Asset-to-equity leverage ratios are commonly used as one measure to assess a company’s capital adequacy. IB believes an adjusted asset amount that excludes the assets discussed above, which were considered to have a low risk profile, provides a more meaningful measure of balance sheet leverage in the securities industry.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS

ACH: Automated Clearing House.

Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.

Beneficial interests issued by consolidated VIEs: Represents the interest of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.

Contractual credit card charge-off: In accordance with the Federal Financial Institutions Examination Council policy, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specific event (e.g., bankruptcy of the borrower), whichever is earlier.

Corporate/Private Equity: Includes Private Equity, Treasury and Chief Investment Office, and Corporate Other, which includes other centrally managed expense and discontinued operations.

Global Corporate Bank: TSS and IB formed a joint venture to create the Firm’s Global Corporate Bank. With a team of bankers, the Global Corporate Bank serves multinational clients by providing them access to TSS products and services and certain IB products, including derivatives, foreign exchange and debt. The cost of this effort and the credit that the Firm extends to these clients is shared between TSS and IB.

Interests in purchased receivables: Represents an ownership interest in cash flows of an underlying pool of receivables transferred by a third-party seller into a bankruptcy-remote entity, generally a trust.

Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.

Mark-to-market exposure: A measure, at a point in time, of the value of a derivative or foreign exchange contract in the open market. When the MTM value is positive, it indicates the counterparty owes JPMorgan Chase and, therefore, creates credit risk for the Firm. When the MTM value is negative, JPMorgan Chase owes the counterparty; in this situation, the Firm has liquidity risk.

MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

NA: Data is not applicable or available for the period presented.

Net charge-off rate: Represents net charge-offs (annualized) divided by average retained loans for the reporting period.

Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.

NM: Not meaningful.

Overhead ratio: Noninterest expense as a percentage of total net revenue.

Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, “dividends”), which are included in the earnings per share calculation using the two-class method. JPMorgan Chase grants restricted stock and RSUs to certain employees under its stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.

Pre-provision profit: Pre-provision profit is total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS

Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management’s view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of TSS and AM against the performance of their respective competitors.

Principal transactions: Realized and unrealized gains and losses from trading activities (including physical commodities inventories that are accounted for at the lower of cost or fair value) and changes in fair value associated with financial instruments held predominantly by IB for which the fair value option was elected. Principal transactions revenue also includes private equity gains and losses.

Purchased credit-impaired (“PCI”) loans: Acquired loans deemed to be credit-impaired under the Financial Accounting Standards Board guidance for PCI loans. The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., FICO score, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Wholesale loans are determined to be credit-impaired if they meet the definition of an impaired loan under U.S. GAAP at the acquisition date. Consumer loans are determined to be credit-impaired based on specific risk characteristics of the loan, including product type, LTV ratios, FICO scores, and past due status.

Receivables from customers: Primarily represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets for the wholesale lines of business.

Reported basis: Financial statements prepared under U.S. GAAP, which excludes the impact of taxable-equivalent adjustments.

Retained loans: Loans that are held-for-investment excluding loans held-for-sale and loans at fair value.

Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.

Fully taxable-equivalent (“FTE”) basis: Total net revenue for each of the business segments and the Firm is presented on a fully taxable-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.

Troubled debt restructuring (“TDR”): Occurs when the Firm modifies the original terms of a loan agreement by granting a concession to a borrower that is experiencing financial difficulty.

U.S. GAAP: Accounting principles generally accepted in the United States of America.

Value-at-risk (“VaR”): A measure of the dollar amount of potential loss from adverse market moves in an ordinary market environment.

Washington Mutual transaction: On September 25, 2008, JPMorgan Chase acquired the banking operations of Washington Mutual Bank (“Washington Mutual”) from the FDIC. For additional information, see Note 2 on pages 166-170 of JPMorgan Chase’s 2010 Annual Report.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS

INVESTMENT BANK (“IB”)

IB’s revenue comprises the following:

Investment banking fees include advisory, equity underwriting, bond underwriting and loan syndication fees.

Fixed income markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets.

Equities markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services.

Credit portfolio revenue includes net interest income, fees and loan sale activity, as well as gains or losses on securities received as part of a loan restructuring, for IB’s credit portfolio. Credit portfolio revenue also includes the results of risk management related to the Firm’s lending and derivative activities.

RETAIL FINANCIAL SERVICES (“RFS”)

Description of selected business metrics within Consumer & Business Banking:

Client investment managed accounts – Assets actively managed by Chase Wealth Management on behalf of clients. The percentage of managed accounts is calculated by dividing managed account assets by total client investment assets.

Active mobile customers – Retail banking users of all mobile platforms, which include: SMS text, Mobile Browser, iPhone, iPad and Android, who have been active in the past 90 days.

Client advisors – Investment product specialists, including Private Client Advisors, Financial Advisors, Financial Advisor Associates, Senior Financial Advisors, Independent Financial Advisors and Financial Advisor Associate trainees, who advise clients on investment options, including annuities, mutual funds, stock trading services, etc., sold by the Firm or by third party vendors through retail branches, Chase Private Client branches and other channels.

Personal bankers – Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.

Sales specialists – Retail branch office and field personnel, including Business Bankers, Relationship Managers and Loan Officers, who specialize in marketing and sales of various business banking products (i.e., business loans, letters of credit, deposit accounts, Chase paymentec, etc.) and mortgage products to existing and new clients.

RFS (continued)

Mortgage Production and Servicing revenue comprises the following:

Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.

Net mortgage servicing revenue includes the following components:

a)	Operating revenue comprises:

•	All gross income earned from servicing third-party mortgage loans, including stated service fees, excess service fees, late fees and other ancillary fees; and

•	Modeled servicing portfolio runoff (or time decay).

b)	Risk management comprises:

•	Changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and

•

Derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

Mortgage origination channels comprise the following:

Retail – Borrowers who are buying or refinancing a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a Chase branch, real estate brokers, home builders or other third parties.

Wholesale – A third-party mortgage broker refers loan application packages to the Firm. The Firm then underwrites and funds the loan. Brokers are independent loan originators that specialize in counseling applicants on available home financing options, but do not provide funding for loans. Chase materially eliminated broker-originated loans in 2008, with the exception of a small number of loans guaranteed by the USDA under their Section 502 Guaranteed Loan program that serves low-and-moderate income families in small rural communities.

Correspondent – Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.

Correspondent negotiated transactions (“CNTs”) – These transactions occur when mid- to large-sized mortgage lenders, banks and bank-owned mortgage companies sell servicing to the Firm on an as-originated basis, and exclude purchased bulk servicing transactions. These transactions supplement traditional production channels and provide growth opportunities in the servicing portfolio in stable periods and periods of rising interest rates.

Deposit margin: Represents deposit-related net interest income expressed as a percentage of average deposits.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS

CARD SERVICES & AUTO (“Card”)

Description of selected business metrics within Card:

Sales volume – Dollar amount of cardmember purchases, net of returns.

Open accounts – Cardmember accounts with charging privileges.

Merchant Services business – A business that processes bank card transactions for merchants.

Bank card volume – Dollar amount of transactions processed for merchants.

Total transactions – Number of transactions and authorizations processed for merchants.

Auto origination volume – Dollar amount of loans and leases originated.

Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and business-to-business payment solutions.

COMMERCIAL BANKING (“CB”)

CB Client Segments:

1.	Middle Market Banking covers corporate, municipal, financial institution and not-for-profit clients, with annual revenue generally ranging between $10 million and $500 million.

2.	Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.

3.	Commercial Term Lending primarily provides term financing to real estate investors/owners for multi-family properties as well as financing office, retail and industrial properties.

4.	Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.

5.	Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital businesses.

CB (continued)

CB Revenue:

1.	Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.

2.	Treasury services includes a broad range of products and services enabling clients to transfer, invest and manage the receipt and disbursement of funds, while providing the related information reporting. These products and services include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, other check and currency-related services, trade finance and logistics solutions, deposit products, sweeps and money market mutual funds.

3.	Investment banking products provide clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through loan syndications, investment-grade debt, asset-backed securities, private placements, high-yield bonds, equity underwriting, advisory, interest rate derivatives, foreign exchange hedges and securities sales.

4.	Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking activity and certain income derived from principal transactions.

Description of selected business metrics within CB:

1.	Liability balances include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased, time deposits and securities loaned or sold under repurchase agreements) as part of customer cash management programs.

2.	IB revenue, gross represents total revenue related to investment banking products sold to CB clients.

JPMORGAN CHASE & CO. GLOSSARY OF TERMS

TREASURY & SECURITIES SERVICES (“TSS”)

Treasury & Securities Services firmwide metrics include certain TSS product revenue and liability balances reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of Treasury Services and TSS products and revenue, management reviews firmwide metrics such as liability balances, revenue and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary, in management’s view, in order to understand the aggregate TSS business.

Description of a business metric within TSS:

1.	Liability balances include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased, time deposits and securities loaned or sold under repurchase agreements) as part of customer cash management programs.

Description of selected products and services within TSS:

1.	Investor Services includes primarily custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public & private investment funds.

2.	Clearance, Collateral Management & Depositary Receipts primarily includes broker-dealer clearing and custody services, including tri-party repo transactions, collateral management products, and depositary bank services for American and global depositary receipt programs.

3.	Transaction Services includes a broad range of products and services that enable clients to manage payments and receipts, as well as invest and manage funds. Products include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, and currency related services.

4.	Trade Finance enables the management of cross-border trade for bank and corporate clients. Products include loans directly tied to goods crossing borders, export/import loans, commercial letters of credit, standby letters of credit, and supply chain finance.

Pre-provision profit ratio represents total net revenue less total noninterest expense divided by total net revenue. This reflects the operating performance before the impact of credit, and is another measure of performance for TSS against the performance of competitors.

ASSET MANAGEMENT (“AM”)

Assets under management – Represent assets actively managed by AM on behalf of Private Banking, Institutional, and Retail clients. Includes “committed capital not called”, on which AM earns fees. Excludes assets managed by American Century Companies, Inc. in which the Firm sold its minority ownership interest on August 31, 2011.

Assets under supervision – Represents assets under management, as well as custody, brokerage, administration and deposit accounts.

Multi-asset – Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).

Alternative assets – The following types of assets constitute alternative investments – hedge funds, currency, real estate and private equity.

AM’s client segments comprise the following:

Institutional includes comprehensive global investment services – including asset management, pension analytics, asset/liability management and active risk budgeting strategies – to corporate and public institutions, endowments, foundations, not-for-profit organizations and governments worldwide.

Retail includes worldwide investment management services and retirement planning and administration through third-parties and direct distribution of a full range of investment vehicles.

Private Banking includes investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.